     As filed with the Securities and Exchange Commission on October 13, 2000
                                                      Registration No. 333-73213

================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                AMENDMENT NO. 2 TO
      FORM SB-2
                           REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933
                           --------------------------
                            ALPINE ENTERTAINMENT, INC.
                           --------------------------

           (Name of small business issuer as specified in its charter)



            Delaware                   52-2143196                  7812
-------------------------------  ----------------------  -----------------------------
(State or other jurisdiction of  (IRS Employer           (Primary Standard Industrial
incorporation or organization)   Identification Number)  Classification Code Number)

         ---------------------------------------------------------------
                               6919 Valjean Avenue
                           Van Nuys, California 91406
                                  818/909-5207
        ----------------------------------------------------------------
   (Address and telephone number of registrant's principal executive offices)
   --------------------------------------------------------------------------

  Roland Carroll, 6919 Valjean Avenue, Van Nuys, California 91406, 818/909-5207
  -----------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:

                              Gerard N. Casale Jr.
                            Joseph A. Tagliaferro III
                           Davidson Casale Nojima, LLP
                      11755 Wilshire Boulevard, Suite 1200
                          Los Angeles, California 90025
       ------------------------------------------------------------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. / /

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                        CALCULATION OF REGISTRATION FEE

-------------------------------------- ------------------- ---------------------- ------------------ -----------------
Title of Each Class of Securities to      Amount to be           Proposed             Proposed          Amount of
            be Registered                registered (1)           Maximum              Maximum         Registration
                                                                 Offering             Aggregate            Fee)
                                                            Price per Share (2)    Offering Price
                                                                                         (3)
-------------------------------------- ------------------- ---------------------- ------------------ -----------------
Units                                      1,250,000               $6.00             $7,500,000           $1,980
-------------------------------------- ------------------- ---------------------- ------------------ -----------------
Common stock contained in units            1,250,000                N/A                  N/A                --
-------------------------------------- ------------------- ---------------------- ------------------ -----------------
Warrants contained in units                1,250,000                N/A                  N/A                --
-------------------------------------- ------------------- ---------------------- ------------------ -----------------
Common stock underlying warrants           1,250,000                N/A                  N/A                --
-------------------------------------- ------------------- ---------------------- ------------------ -----------------
Convertible Promissory Note                   N/A                   N/A                  N/A                --
-------------------------------------- ------------------- ---------------------- ------------------ -----------------
Common Stock underlying Promissory         4,380,000               $0.90             $3,942,000          $936.62
Note
-------------------------------------- ------------------- ---------------------- ------------------ -----------------
TOTAL                                      6,880,000                                 $9,552,000         $2,763 (4)
-------------------------------------- ------------------- ---------------------- ------------------ -----------------

(1) In the event of a stock split, stock dividend, or similar transaction involving common stock of the Registrant, in order to prevent dilution, the number of shares registered will be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) There is no current market for the securities and the per share book value of the common stock is $(.0268). Consequently the proposed per share offering price for the common stock held by the Selling Security holders is estimated for purposes of calculating the amount of registration fee.
(3) Estimated solely for the purpose of calculating the registration fee based on Rule 457(0).
(4) $2,363 previously paid by electronic transfer and $400 paid simultaneously with the filing hereof.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS
                     SUBJECT TO COMPLETION, OCTOBER 13, 2000

The information in this prospectus is incomplete and may be changed. These securities may not be sold until the registration statement that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                           ALPINE ENTERTAINMENT, INC.

     MINIMUM OFFERING OF 250,000 UNITS; MAXIMUM OFFERING OF 1,250,000 UNITS; CONVERTIBLE PROMISSORY NOTE INTERESTS UP TO THE AMOUNT OF $3,942,000 TO BE
    DISTRIBUTED BY THE HOLDER THEREOF; AND 4,380,000 SHARES OF COMMON STOCK
                ISSUABLE UPON CONVERSION OF SUCH PROMISSORY NOTE

This is our initial public offering of our common stock. We are offering for sale a minimum of 250,000 units and a maximum of 1,250,000 units. Each unit consists of one share of common stock and one warrant exercisable to purchase one share of common stock at an exercise price of $6.00 per share for a period of 36 months from the effective date of this prospectus. INVESTING IN THE UNITS INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

RH Investment Corporation is the representative of the underwriters of this offering. The offering is being made by the underwriters on a "best efforts" basis. The underwriters must sell the minimum number of securities offered, 250,000 units if any are sold. The underwriters are required to use only their best efforts to sell the maximum number of securities offering, 1,250,000. As part of the consideration to the underwriter representative, we have agreed to sell to the representative for the benefit of the underwriters, Warrants to purchase up to 10% of the number of units sold at a price of $.01 per warrant. These Warrants are non-redeemable and may be exercised at a price per share equal to 135% of the initial public offering price of the common stock. See "UNDERWRITING".

All funds received from the sale of the first 250,000 units will be deposited in an escrow account to be established at a federally insured national bank. If 250,000 units are not sold within 180 days following the effective date of this prospectus (the "Effective Date"), the offering will automatically terminate and all funds received from the sale of the units will be returned to the purchasers.

We are also registering the common stock underlying the promissory note interests for up to an aggregate of $3,942,000 convertible into 4,380,000 shares of our common stock. We have executed promissory notes totaling $ 3,942,000 in favor of Alpine Pictures, Inc., Upon effectiveness of this registration statement, Alpine Pictures, Inc. (the "Selling Security holder") will distribute the promissory note to all of its shareholders, except Ryan Carroll and Roland Carroll, without cost to such shareholders as a dividend distribution. Alpine Pictures will not receive any proceeds from the distribution of the promissory note. The shareholders of Alpine Pictures may convert to shares of common stock at a conversion ratio of $0.90 per share that portion of the promissory note distributed to them at such time or times at their sole discretion.

Before this offering, there hasn't been a public market for our common stock nor is our stock listed on any national securities exchange. No assurances can be given that a public market will ever develop following completion of this offering or that, if a market does develop, it will be sustained.

------------------------------------ -------------------------- ------------------------ ----------------------------
                                          PRICE TO PUBLIC            UNDERWRITING            PROCEEDS TO COMPANY
                                                                     DISCOUNTS AND          OR OTHER PERSONS (2)
                                                                      COMMISSIONS
------------------------------------ -------------------------- ------------------------ ----------------------------
Per Unit                                       $6.00                     $0.60                      $5.40
------------------------------------ -------------------------- ------------------------ ----------------------------
Minimum Offering - 250,000                  $1,500,000                 $150,000                  $1,350,000
------------------------------------ -------------------------- ------------------------ ----------------------------
Maximum Offering -1,250,000                 $7,500,000                 $750,000                  $6,750,000
------------------------------------ -------------------------- ------------------------ ----------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                   -------------------------------------------
                            RH Investment Corporation
                         15760 Ventura Blvd. Suite 1732
                            Encino, California 91436
                   -------------------------------------------

Footnotes from previous page:

(1) Does not include additional compensation to be paid to the Representative, if the offering is consummated, in the form of: (a) a warrant to purchase up to 10% of the number of units sold to the public at an exercise price per unit of 120% of the public offering price exercisable on the first anniversary of the Effective Date and expiring on the fifth anniversary (the "Representative's Warrants"); and (b) a non-accountable expense allowance equal to three percent of the aggregate initial public offering price of the units, namely $45,000 if the minimum offering is sold and $225,000 if the maximum offering is sold. SEE "UNDERWRITING."

(2) Does not include offering costs estimated to be $160,000 for both the minimum offering and maximum offering.

         Following the completion of this offering, certain broker-dealers may be the principal market makers for the securities offered hereby. Under these circumstances, the market bid and asked prices for the securities may be significantly influenced by decisions of the market makers to buy or sell the securities for their own account. No assurance can be given that any market making activities of the market makers, if commenced, will be continued.

         In connection with this offering, certain underwriters may engage in passive market making transactions in the company's common stock on NASDAQ in accordance with Rule 103 of Regulation M. See "Underwriting".

         For at least one year following closing of this offering, we will be required by the securities exchange act of 1934 to file periodic reports and other information with the securities and exchange commission. Such material may be inspected at the commission's principal offices at Judiciary Plaza, 450 fifth street, N.W, Washington, DC 20459 or at its web site at http://www.sec.gov and copies may be obtained on payment of certain fees prescribed by the commission. We will furnish to holders of our common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by an independent certified public accountant. We may issue other unaudited interim reports to our shareholders, as we deem appropriate.

                                  RISK FACTORS

An investment in our common stock is speculative in nature and involves a high degree of risk. You should consider very carefully the following risk factors, as well as all other information explained elsewhere in this prospectus and the information contained in the financial statements, including all footnotes.

WE'VE INCURRED OPERATING LOSSES, EXPECT CONTINUED LOSSES AND MAY NOT ACHIEVE PROFITABILITY. IF WE CONTINUE TO LOSE MONEY, WE MAY HAVE TO CURTAIL OUR OPERATIONS.

         The audited financial statements of Alpine of December 31, 1999, reflect a net loss of $13,385,315 during the twelve month period ended December 31, 1999, and an accumulated deficit of $21,138,561 at December 31, 1999. These conditions raise substantial doubt about our ability to continue as a going concern and if substantial additional funding is not acquired or alternative sources developed to meet our working capital needs, we will be required to curtail our operations.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR BUSINESS OR ACHIEVE PROFITABILITY.

         We were formed in November 1998 to distribute motion pictures and other entertainment media programming. We have no previous operating history other than through our subsidiary, Alpine Pictures International, Inc. which has had operations but has reflected losses since it commenced operations in 1996. Our management team faces the challenge of successfully acquiring and distributing motion pictures as well as other entertainment media programming. We may not be able to successfully acquire and distribute motion pictures or other entertainment media in order to achieve or maintain profitability.

ALPINE'S PRIOR LOSSES

         Our operating subsidiary has incurred losses since its inception. There is no assurance that our revenues will grow or be earned at current levels, or that we'll be profitable. There is no assurance that we will not incur operating deficits in the future.

EXISTING DEBT OF ALPINE

         We have executed two non-interest bearing convertible promissory notes in favor of Alpine Pictures, Inc., one of our shareholders, up to an amount not greater than $3,942,000 the principal amount borrowed is payable in full on December 31, 2001. As of June 30, 2000, we have borrowed an aggregate of $2,192,861. Our ability to repay these notes is dependent on our ability to successfully manage our business, implement our business strategy and achieve profitability. There is a possibility that we won't be able to repay all or any portion of these promissory notes. Our inability to pay these promissory notes could have a material adverse impact on our financial condition as well as on our affiliate's financial condition. See "RELATED TRANSACTIONS"

WE MAY NEED AND BE UNABLE TO OBTAIN ADDITIONAL FUNDING ON SATISFACTORY TERMS, WHICH COULD DILUTE OUR SHAREHOLDERS OR IMPOSE BURDENSOME FINANCIAL RESTRICTIONS ON OUR BUSINESS.

         Future events, including the problems, delays, expenses and other difficulties frequently encountered by movie production companies may lead to cost increases that could make the net proceeds of this offering insufficient to fund our proposed operations. We may require additional financing. This may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing shareholders' equity. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. Alpine may seek additional sources of capital, including an additional offering of its equity securities, an offering of debt securities or obtaining financing through a bank or other entity. If we need to obtain additional financing, there's no assurance that financing will be available.

WE'RE UNCERTAIN OF OUR ABILITY TO ACQUIRE DISTRIBUTION RIGHTS TO FILMS THAT ARE COMMERCIALLY MARKETABLE.

         Our revenue is intended to come from the distribution of motion picture rights which we acquire from producers and owners of motion pictures. Our business is dependent on our ability to acquire rights to those motion pictures, which will be commercially successful. We may not have the resources necessary to acquire commercially marketable motion pictures. The acquisition of such rights and the distribution of those motion pictures are highly speculative. Furthermore, because each motion picture is an individual artistic work, its commercial success is primarily determined by an unpredictable audience reaction and costs involved with a film may be greater than its economic return, there's no assurance as to the economic success of any motion picture.

MOTION PICTURE PRODUCTION AND DISTRIBUTION ARE HIGHLY COMPETITIVE

         Our competition for the acquisition of distribution rights to entertainment properties, includes major film studios such as The Walt Disney Company, Paramount Pictures Corporation, MCA, Columbia Pictures, Tri-Star Pictures, Twentieth Century Fox, Warner Brothers Inc. and MGM/UA, as well as numerous independent motion picture and television companies, broadcast television networks and pay television systems. With greater resources, these companies are able to pay more to acquire film properties and to distribute films to a greater market.

OUR SUCCESS IN THEATERS MAY DETERMINE OUR SUCCESS IN OTHER MEDIA MARKETS

The entertainment business, and the film and video industry in particular, are undergoing significant changes such that ancillary markets, including home video, pay-per-view, cable television and public television, have become increasingly important sources of revenue for us. If programs aren't well received in theatrical distribution or are not exhibited in theaters, their value in the ancillary markets may also be diminished. Our inability to distribute our products in such ancillary markets could have a material adverse impact on our financial condition.

TELEVISION DISTRIBUTION IS SPECULATIVE AND RISKY

         Television distribution is highly speculative and inherently risky. The success of our television distribution business is affected by the same factors described above and may also be impacted by prevailing and fluctuating advertising rates. There is a substantial risk that some or all of our television projects will not be commercially successful, resulting in costs not being recouped or anticipated profits not being realized.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, WE MAY NOT BE ABLE TO ACQUIRE A VARIETY AND SUFFICIENT NUMBER OF FILMS WHICH COULD RESULT IN A MATERIAL ADVERSE IMPACT ON OUR FINANCIAL CONDITION.

         We may not have the ability or sufficient capital to acquire a variety of films for distribution. If we are unable to diversify and acquire a variety of different films for distribution, then the failure of one or two films could have a material adverse impact on our financial condition, causing our shareholders to lose all or a substantial amount of their investment.

SINCE THE DOMESTIC THEATRICAL DISTRIBUTION CHANNELS ARE DOMINATED BY MAJOR STUDIOS, WE MAY NOT BE ABLE TO SUCCESSFULLY DISTRIBUTE, IN THE DOMESTIC MARKET, INDEPENDENTLY PRODUCED FEATURE FILMS THAT WE ACQUIRE.

         We'll attempt to gain distribution of our motion pictures in all media forms including domestic theatrical distribution. The domestic theatrical market is dominated by several major motion picture studios that place their own films and films they acquire into such theaters. Because the domestic theatrical distribution channels are dominated by the major studios, we may not be able to successfully distribute, in the domestic market, independently produced feature films that we acquire.

WE DISTRIBUTE OUR MOTION PICTURES INTERNATIONALLY AND AS A RESULT WE ARE SUBJECT TO THE RISKS INHERENT IN CONDUCTING BUSINESS INTERNATIONALLY.

         We distribute motion pictures in both the international and domestic markets. We anticipate that a significant percentage of our revenues and income may come from foreign sources because our motion pictures are more marketable in the international market. Like other distributors, we distribute our films by granting exhibitors licenses that entitle a particular exhibitor the exclusive right to exhibit one of our motion pictures in a particular geographic zone in exchange for a percentage of revenues from motion picture exhibition. We have no continuing agreements or arrangement with any exhibitor because each License Agreement is negotiated separately. We market our motion pictures to exhibitors by maintaining a strong presence at international film festivals and through similar direct marketing methods. Because of our involvement in foreign markets, we are subject to the risks inherent in conducting business across international borders, including, but not limited to, currency exchange rate fluctuations, international incidents, military outbreaks, economic downturns, government instability, nationalization of foreign assets, government protectionism and changes in governmental policy, any of which could have a material adverse effect on the our business, operations and our prospects for the future.


SPECULATIVE NATURE OF INVESTMENT

         The entertainment industry is extremely competitive and the commercial success of any motion picture or other program is often dependent on factors beyond our control. We may not be able to sell or license our programs because of industry conditions, general economic conditions, competition from other producers and distributors, or lack of acceptance for our programs by studios, distributors, exhibitors and audiences. We enter into distribution agreements with licensees on a film-by-film basis and we has no guarantees or understandings with any distributor or licensee to ensure or require it to distribute any film before that licensee enters into such agreement. We may also incur uninsured losses for liabilities which arise in the ordinary course of business in the entertainment industry, or which are unforeseen, including but not limited to copyright infringement, product liability, and employment liability.

BECAUSE WE WILL BE HOLDING ALL INVESTMENT FUNDS IN AN ESCROW ACCOUNT, INVESTORS WILL NOT BE ENTITLED TO RETURN OF THEIR INVESTMENT DURING THE OFFERING PERIOD.

         If the minimum offering (250,000 units) is not sold by the expiration date, all funds received will promptly be returned to the investors thereof with interest at the same rate as paid by the escrow bank. Investors should be aware that investment funds will be held in an escrow account and investors will not be entitled to a return of their investment during the offering period.

FUTURE DOMESTIC AND FOREIGN GOVERNMENT REGULATION COULD ADVERSELY IMPACT OUR FINANCIAL CONDITION.

         We will be subject to and affected by significant domestic and foreign government regulation. Foreign governments have imposed restrictions on American programming in several foreign countries. Domestic regulation governs the content and rating of motion pictures and other programming. Motion picture piracy, especially in foreign countries, may significantly reduce anticipated revenues. Government laws and regulations, whether existing today or adopted in the future, could adversely affect our ability to market exhibit programs.

WE RELY HEAVILY ON OUR KEY EMPLOYEES, AND THE LOSS OF THEIR SERVICES COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

         Our success is highly dependent upon the continued services of key members of our management, including our Chief Executive Officer and Director, Ryan Carroll and our President and Director, Roland Carroll. Ryan Carroll and Roland Carroll are also officers and directors of our affiliate, Alpine Pictures, Inc.. Virtually all decisions concerning the conduct of the business of Alpine, including the properties and rights to be acquired by Alpine and the arrangements to be made for such distribution, are made by or controlled by Messrs. Carroll. Currently, both Ryan and Roland Carroll either directly or indirectly spend 100% of their time working for the Company and its affiliates and subsidiaries. These efforts are intended to ultimately accrue to the benefit of the Company as a whole. The loss either Ryan Carroll or Roland Carroll could have a material adverse effect on our Company. Currently, we do not have "key man" life insurance policies on any of our executive officers.

CERTAIN OFFICERS OR DIRECTORS MAY PARTICIPATE IN POSSIBLE CONFLICTING
ACTIVITIES

         Our officers and directors have participated in and may continue to participate in other entities that engage in activities similar to ours. As a result, conflicts of interest may arise. Ryan Carroll, who serves as our Chief Executive Officer and as one of our directors, is a director and principal shareholder in Alpine Pictures International, Inc.. He is also a director, and principal shareholder of Alpine Pictures, Inc., which is an affiliate of our company, in addition to serving as that company's secretary. Ryan Carroll is also a director and principal shareholder of Carroll Media, Inc., which is also an affiliate of our company. Mr. Carroll also serves as the Chairman of Teleshare, Inc.'s Board of Directors as well as being one of that company's principal shareholders. Roland Carroll, who serves as our President as well as one of our directors, is a principal shareholder and director of Alpine Pictures International, Inc.. Roland Carroll also serves as the President and Chairman of the Board for Alpine Pictures, Inc. in addition to being one of that company's principal shareholders. He is also a principal shareholder in Carroll Media, Inc. and serves as that company's Chairman of the Board and President. In addition to being a principal shareholder in Teleshare, Inc., Mr. Carroll serves as one of that company's directors. Greg Cozine, who serves as our Vice President of Finance and as one of our directors, is a director of Alpine Pictures International, Inc.. He also serves as a vice president of Alpine Pictures, Inc. and is a shareholder of that company. Rene Torres, who serves as our Vice President of Foreign and Domestic Sales, also serves as the President of Alpine Pictures International, Inc.. Tom Hamilton, who serves as our Vice President of Marketing and Production, is also the secretary and executive vice president of Alpine Pictures International, Inc. SEE "MANAGEMENT - Possible Conflicts of Interest."

WE'VE NEVER PAID DIVIDENDS AND WE DON'T EXPECT TO PAY DIVIDENDS IN THE FUTURE

         Because we've incurred operating losses since inception, we haven't paid cash dividends on our common stock and we don't expect to pay cash dividends on our common stock in the foreseeable future.

INVESTORS WILL SUFFER IMMEDIATE DILUTION IN VALUE OF THEIR SHARES PURCHASED.

         The initial public offering price of the units is $6.00. The price paid for the unit and the value ascribed to the share contained in this prospectus is greater than the net tangible book value of our common stock. Investors will sustain immediate dilution of between $3.86 (based on the maximum offering) and $6.73 (based on the minimum offering) per share based on our net tangible book value as of June 30, 2000. Existing shareholders acquired their shares at a price substantially lower than offering price paid by investors and, accordingly, the new investors will bear a disproportionate part of the financial risk associated with our business. In addition, we have executed convertible promissory notes for the aggregate amount of $3,942,000 at a conversion ratio of $0.90 of promissory note principal for each share of common stock. If all such shares are converted, we may issue 4,380,000 shares of common stock at a value of $0.90 per share, which will result immediate and substantial dilution of the value of the shares of common stock offered herein. SEE "DILUTION."

ISSUANCE OF ADDITIONAL COMMON STOCK WILL RESULT IN THE DILUTION OF EXISITING SHAREHOLDERS

         Our Certificate of Incorporation, as amended, authorizes the issuance of a maximum of 100,000,000 shares of common stock and 20,000,000 shares of "non-designated" preferred stock. There are currently 1,582,500 shares of common stock outstanding and no shares of preferred stock outstanding. The future issuance of all or part of the remaining authorized common stock could result in substantial reduction in the percentage of our common stock held by current shareholders, including the investors in this offering. In addition, we may issue an aggregate of 4,380,000 shares of our common stock upon conversion of the outstanding promissory note principal if we borrow the entire amount of funds available in the promissory note with Alpine Pictures.

IF WE DECIDE TO ISSUE PREFERRED STOCK WITH CERTAIN RIGHTS AND PREFERENCES, SUCH AN ISSUANCE MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         We currently have 20,000,000 shares of non-designated preferred stock authorized by our amended and restated articles of incorporation. To date, we have not issued any shares our preferred stock. However, the Board of Directors may designate voting and other preferences without shareholder consent which designations may give the holders of the preferred stock voting control and other preferred rights such as liquidation and dividends. The authority of the Board of Directors to issue such stock without shareholder consent may depress the market price of our common stock.

THE POSSIBILITY OF ISSUING PREFERRED STOCK FOR ANTI-TAKEOVER EFFECT COULD PREVENT TAKEOVERS FAVORED BY SHAREHOLDERS

         The Board of Directors has the authority, without further approval of our stockholders, to issue preferred stock, having such rights, preferences and privileges as the Board of Directors may determine. Any such issuance of shares of preferred stock could have the effect of delaying or preventing a change in control of Alpine or other take-over attempt and could adversely materially affect the rights of holders of shares of the common stock.

OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND ARE INDEMNIFIED BY THE COMPANY

         Our Certificate of Incorporation, as amended, and By-Laws provide for indemnification of our officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. Our Certificate of Incorporation, as amended, and By-Laws also provide for the indemnification of our officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate our business or conduct our internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of the Company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations.

BECAUSE OUR COMMON STOCK MAY BE SUBJECT TO PENNY STOCK REGULATION, THE LEVEL OF TRADING IN OUR COMMON STOCK MAY BE REDUCED

         Broker-dealer practices in connections with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. There has been no public market for our common stock. If a market for our common stock develops we may be subject to the penny stock rules set forth by the Securities and Exchange Commission. Generally, penny stocks are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ). The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and if the brker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

ADDITIONAL SHARES WILL COME INTO MARKET AS SHARES BECOME AVAILABLE FOR RESALE UNDER RULE 144

         All of our issued and outstanding shares are "restricted securities" as such term is defined in Rule 144 ("Rule 144") promulgated under the Securities Act of 1933 (the "1933 Act"). In general, under Rule 144, if adequate public information is available with respect to a company, a person who has satisfied a one year holding period as to his restricted securities or an affiliate who holds unrestricted securities may sell, within any three month period, a number of that company's shares that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or, if the security is trading on the NASDAQ Stock Market or on an exchange, the average weekly trading volume during the four calendar weeks before such sale. Sales of restricted securities by a person whom is not an affiliate of the Company (as defined in the 1933 Act) and who has satisfied a two-year holding period may be made without any volume limitation. The outstanding restricted securities of the Company may become eligible for sale in the public market pursuant to Rule 144 without additional capital contribution to the Company. Possible or actual sales of our outstanding common stock by all or some of the present stockholders may have a material adverse effect on the market price of our common stock should a public trading market develop.

NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK.

         There is no assurance that a public trading market for our common stock will develop or that a public trading market, if developed, will be sustained. If for any reason our common stock is not listed on the NASD's OTC Bulletin Board or a public trading market does not otherwise develop, investors may have difficulty selling their common stock or warrants should they desire to do so.

WE WILL LIMIT THE NUMBER OF STATES IN WHICH WE REGISTER OUR SHARES.

         We anticipate that we will primarily sell the Shares in a limited number of states, depending on the location and registration of any selling broker or dealer that we locate. We have not yet ascertained which states we'll qualify and/or register the sale of the units. We may be limited in our ability to achieve registration and qualification in some states. We can't guarantee that all states will approve our registration or qualification. We will not accept subscriptions from investors residing in other states unless we effect a registration therein or determines that no such registration is required. Furthermore, in order to comply with the applicable securities laws, if any, of certain states, the securities will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have fully complied.

FORWARD LOOKING STATEMENTS

         This prospectus contains forward-looking statements. These forward-looking statements include, but are not limited to, statements about our industry, plans, objectives, expectations, intentions and assumptions and other statements contained in the prospectus that are not historical facts. When used in this prospectus, the words "expect," "intend," "expect," "may," "seek," "believe," "estimate," "should," "plan," "projected," "contemplates," "anticipate," and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements.

                              AVAILABLE INFORMATION

         We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all the information contained in that registration statement. For further information regarding the Company and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement contained in this prospectus with respect to a document filed as an exhibit to the registration statement is qualified by reference to the exhibit for its complete terms and conditions.

         We will be subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith will file reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices:
7 World Trade Center, Suite 1300, New York, N.Y. 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. 60661-2511. Copies can be obtained from the Commission by mail at prescribed rates. Request should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         We intend to furnish our stockholders with annual reports containing audited financial statements and such other reports as may be required by law.

                                 USE OF PROCEEDS

         If the maximum offering is sold, the proceeds to the Company will be $6,750,000 and if the minimum offering is sold, the proceeds to Company will be $1,350,000. We will use the proceeds from this offering to acquire distribution rights to motion pictures or other entertainment media properties and to develop our business plan by participating other aspects of the film industry such as the acquisition, production and sale of entertainment media properties, companies, or the assets of companies through affiliates or joint venture or other relationships. We may engage in such activities through subsidiaries.

         We intend to use the net proceeds as described in the following table:

                                          Minimum Offering      Maximum Offering

   Total Proceeds                           $1,500,000             $7,500,000
   Commissions or underwriting fees         $  150,000             $  750,000
   Offering expenses                        $  160,000             $  160,000
   Administrative and marketing
        expenses                            $  480,000             $  660,000
   Acquisition of entertainment
       media properties                     $  461,500             $3,854,500
   Co-production                            $  142,000             $1,186,000
   Development                              $   35,500             $  296,500
   Contingency                              $   71,000             $  593,000

         Our primary focus is to expand and implement our business model through the acquisition of media properties. We may use the proceeds of this offering toward operating expenses as necessary and in accordance with our business plan. We believe that the proceeds from the minimum offering in addition to the current revenues from our operations will be sufficient to fund our operations for the next 12 months. If an amount less than maximum offering is raised, we may be required to delay, scale back or eliminate parts of our development plan or obtain funds through additional financing, including loans or additional offerings of our securities.

         We have executed non-interest bearing convertible promissory notes in favor of one of our shareholders, Alpine Pictures, Inc., for an aggregate of $3,942,000 against which we has borrowed for the benefit of APII, as of the date hereof, a total of $2,192,861. We expect to utilize the full proceeds of the promissory note to further its business plan through program rights acquisition and subsequent development. The promissory note is convertible into shares of our common stock at a conversion ratio of $.90 of outstanding loan amount per share converted. If we receive revenues greater than the minimum offering amount, then we will be able to implement our business plan fully and expeditiously.

         Our primary goal is to increase our inventory and ownership percentage of film and/or television properties. This is done through acquisition, development and co-production. As evidenced in the use of proceeds chart, the majority allocation of proceeds is intended for the acquisition of entertainment and media properties. Generally speaking, with regards to our industry, it can be said that the acquisition of properties carries with it far less risk than the actual production of such properties. However, we do intend to use a portion of the proceeds for the co-production of properties. The strength of our subsidiary, Alpine Pictures International Inc., is in the international market where our executive in charge have established business relationships with most all of the major buyers and distributors. These relationships enable us to enter into co-production deals with domestic buyers/distributors with the domestic partner concentrating on the market in the United States and Alpine Pictures International, Inc., focusing on the international market. This co-production model was a contributing factor to the formation of our wholly owned subsidiary, Alpine Television, Inc.. We will also use development money to gain equity interest and distribution rights in a project from the very beginning. These monies are used to lock down a script or buy an option on a certain property for a certain amount of time. This allows us to shop the project to our international and domestic buyers. If there is enough interest from our buyers to warrant further investment, we will use some of these proceeds to attach a director, producer, and talent to the project.

                         DETERMINATION OF OFFERING PRICE

         We anticipate that the initial offering price of the Units will be $6.00 per unit. The exercise price for the Warrant contained in each Unit is also $6.00. We have ascribed an offering price value or $5.00 per share and $1.00 per warrant or $6.00 per unit. The offering price of the Units and the exercise price of the Warrants were arbitrarily determined by our management and RH Investment Corporation and are not necessarily related to asset or book value, net worth or any other established criteria of value. We have ascribed an offering price value of $5.00 per share and $1.00 per warrant contained in the Units for a Unit offering price of $6.00.

                                    DILUTION

         As of June 30, 2000, we had a net tangible book value of ($2,561,118) or ($1.62) per share. This represents an immediate dilution to investors in the offering of between $3.86 per share (based on the maximum offering ) and $6.73 per share (based on the minimum offering) assuming a $6.00 per Unit offering price, and an aggregate increase in net tangible book value to present shareholders of $3.76 and $2.35 per share (based on the maximum and minimum offering respectively). The following table illustrates such effect:


                                                     Maximum            Minimum
                                                     Offering           Offering

Initial public price per unit                           $6.00            $6.00
Net tangible book value before offering                 $(1.62)          $(1.62)
Increase per share attributable to new investors        $3.76            $2.35
Net tangible book value per share after offering        $2.14            $(.73)

   Dilution per share to new investors                  $3.86            $6.73

         The following table sets forth, on a pro forma basis, the differences between existing shareholders, new investors and promissory note holders, assuming conversion of the full amount of the available promissory notes, in the offering with respect to the number of shares of common stock purchased from Alpine, the total consideration paid to Alpine and the average price per share paid by existing shareholders and by new investors (assuming a $5.00 per share offering price):

Minimum Offering:

---------------------------------- -------------- ---------------- ----------------- ------------------- -------------
                                      Number       Percentage of    Consideration        Percentage        Average
                                                    Outstanding          Paid             Of Total        Price per
                                                    Shares Paid                        Consideration
                                                                                           Share
---------------------------------- -------------- ---------------- ----------------- ------------------- -------------
Existing Shareholders                1,582,500         25.5%               $503             *%            $0.00032
---------------------------------- -------------- ---------------- ----------------- ------------------- -------------
New Investors                          250,000          4%           $1,250,000          24.1%            $5.00
---------------------------------- -------------- ---------------- ----------------- ------------------- -------------
Conversion of Notes                  4,380,000         70.5%         $3,942,000          75.9%            $0.90
---------------------------------- -------------- ---------------- ----------------- ------------------- -------------
Total                                6,212,500         100%          $5,192,503          100%
---------------------------------- -------------- ---------------- ----------------- ------------------- -------------

Maximum Offering:

---------------------------------- -------------- ---------------- ----------------- ------------------- -------------
                                      Number       Percentage of    Consideration        Percentage        Average
                                                    Outstanding          Paid             Of Total        Price per
                                                    Shares Paid                        Consideration
                                                                                           Share
---------------------------------- -------------- ---------------- ----------------- ------------------- -------------
Existing Shareholders                1,582,500        21.9%                 $503             *%            $0.00032
---------------------------------- -------------- ---------------- ----------------- ------------------- -------------
New Investors                        1,250,000        17.3%           $6,250,000           61.3%           $5.00
---------------------------------- -------------- ---------------- ----------------- ------------------- -------------
Conversion of Notes                  4,380,000        60.7%           $3,942,000           38.7%            $0.90
---------------------------------- -------------- ---------------- ----------------- ------------------- -------------
Total                                7,212,500         100%          $10,192,503           100%
---------------------------------- -------------- ---------------- ----------------- ------------------- -------------
* Less than .01%

                             SELLING SECURITY HOLDER

         On August 6, 1999 and May 5, 2000, we executed convertible promissory notes, without interest, in favor of Alpine Pictures, Inc., for an amount up to $3,942,000. The notes are payable in full on December 31, 2001. As of the date hereof, we have borrowed an aggregate of $2,192,861. Upon effectiveness of this registration statement, Alpine Pictures, Inc., intends to distribute promissory note interests for the full amount of the promissory notes to all of its 2,149 shareholders with the exception of Messrs. Ryan Carroll and Roland Carroll. Although Messrs. Roland and Ryan Carroll are directors, officers and controlling shareholders of Alpine Pictures, Inc. they will not receive a proportionate interest in the promissory notes. The holders of the promissory notes may convert their interest into shares of our common stock at a conversion ratio of $0.90 of promissory note principal for each share of common stock. The distribution of the securities by Alpine Pictures, Inc., and the possible conversion thereof by the shareholder receiving such distribution into shares of common stock of the Company will likely have an adverse effect on the market price of the common stock being offered for sale by the Company. The freely tradable shares of common stock (the "public float") upon effectiveness of this registration statement (other than exercise of the Warrants), assuming all Units are sold and the full amount of the outstanding promissory note are converted, will be 7,212,500 shares of common stock, of which 4,380,000 are to be distributed by Alpine Pictures to its shareholders without remuneration assuming conversion.

                       UNDERWRITING - PLAN OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement by and among the Company, RH Investment Corporation (as the representative of the underwriters) and the underwriters (the "Underwriting Agreement"), the underwriters, as explained below, have agreed to make a best efforts offering of the our units, each unit consisting of one share of common stock and one warrant for the purchase of one share of common stock at an exercise price of $6.00 per share for a exercise period of 36 months commencing on the Effective Date of this prospectus. The warrants may be separated and sold separately from the common stock after sale.

           Underwriter                                          Number Of Units
           --------------------------------------------------------------------

           RH Investment Corporation                                 250,000
           TOTAL:                                                    250,000

         The following summaries of certain terms and conditions of the Underwriting Agreement and the Representative's Warrants do not purport to be complete statements of the terms and/or contents of such agreements. Copies of the Underwriting Agreement and Representative's Warrants have been filed with the Commission as exhibits to the registration statement and are also on file at the offices of the Representative and Alpine. Reference is hereby made to each such exhibit for a detailed description of the provisions thereof which have been summarized above. SEE "AVAILABLE INFORMATION."

Minimum Offering And Escrow Account

         In order to effect the offering, the underwriters must sell at least the minimum number of units within 180 days of the effectiveness of this registration statement. Our officers, directors and affiliates may not purchase the units in this offering in order to reach the minimum offering amount. If the minimum number of units is not sold by that date, then the offering will terminate and all funds received from sales of the units will be promptly returned to the purchasers. Funds received from the sale of the first 250,000 units will be deposited in a special escrow account to be established at City National Bank, a federally insured national bank. After the minimum offering has been sold, funds received from additional sales will be sent directly to the Company.

         At the time that the 250,000 units have been sold (the minimum offering) before the termination date, we will release the funds from the escrow account for deposit into our working account. Although the Underwriters will continue to sell the Offering, on a best efforts basis, to attempt to reach the maximum offering (1,250,000 units), we will use the released funds, at that time, as described herein.

Maximum Offering

         No more than 1,250,000 units will be sold. The offering will automatically terminate when purchases for such number of units have been made.

Underwriters Compensation

         We have agreed to give to the underwriters, as a commission for the sale of the units, an amount equal to 10% of the aggregate purchase price of the units sold by the underwriters.

         We have agreed to pay the Representative a Non-Accountable Expense Allowance equal to 3% of the aggregate offering price of the units of which $5,000 per month, commencing May, 1999, of which $20,000 has been advanced to the Representative. In accordance with the provisions of the Underwriting Agreement, in the event that the public offering is terminated for any reason, the Representative will be reimbursed for all accountable expenses incurred by it not to exceed an aggregate of $85,000. Any amounts previously paid will be credited against any amounts due.

         As part of the consideration to the Representative for its services in connection with the public offering described in this prospectus, we have agreed to sell to the Representative for the benefit of the Underwriters, Warrants to purchase an aggregate of up to 10% of the number of units sold in this offering at a price of $0.01 per warrant ("Warrant Price"). The Representative's Warrants will be non-redeemable and will be exercisable at an exercise price per share equal to 135% of the initial public offering price of the common stock. The Representative's Warrants will be restricted from exercise, sale, transfer, assignment or hypothecation, except to officers of the Representative and members of the selling group and/or their officers or partners, for a period of one year from the Effective Date and will, thereafter, be exercisable for a period of four years. We, together with the Representative, have arbitrarily determined the exercise price of the Representative's Warrants. The exercise price should not be deemed to reflect any estimate of the intrinsic value of either the Representative's Warrants, the units or the common stock. The Representative's Warrants will contain anti-dilution and adjustment provisions in the event of any merger, acquisition, recapitalization, split-up of shares, stock dividend, sales or issuance of stock or securities convertible into stock by the company at a price or conversion price less than the exercise price of the Representative's Warrants or less than the market price of the common stock at the time of such sale or indebtedness or similar event, except for dilution which would result from issuance under any stock incentive or option plan, reasonably acceptable to the Representative.

         In connection with the underwriting of the our public offering, we granted to the Representative certain "piggy back" and "demand" registration rights. Under the terms of the Underwriting Agreement, we granted to the Representative, for five years from the Effective Date, the right to include for registration, the Representative's Warrants (including the underlying common stock) if we file a registration statement under the Securities Act of 1933 relating to the public sale of any of its securities. Consequently, the "piggy back" registration rights are only operative if we otherwise file a registration statement. In addition, we agreed to register under the Securities Act, at its expense, the Representative's Warrants (including the underlying common stock), upon the request of the holders of 50% or more of the Representative's Warrants. Consequently, the "demand" registration rights may be exercised only if the requisite percentage of holders of the Representative's Warrants request registration thereof. Such request may be made at any time during the exercise period of the Representative's Warrants.

         During the period in which the Representative's Warrants are exercisable, the holders thereof are given the opportunity to profit from a rise in the market price of the units, the common stock and the warrants which may result in a dilution of the interest of the stockholders. We may find it more difficult to raise additional equity capital if it should be needed for its business while the Representative's Warrants are outstanding. At any time when the holders thereof might be expected to exercise such warrants, the company would probably be able to obtain additional equity capital on terms more favorable than those provided by the Representative's Warrants. Any profit realized on the sale of securities issuable upon the exercise of the Representative's Warrants may be deemed additional underwriting compensation.

Lock Up Agreement

         The Company has agreed that it will cause its officers, directors and holders of more than 5% of its common stock, to enter into an agreement not to sell or otherwise dispose of, without the consent of the Representative, any of the Company's equity securities for one year following the Effective Date. For five years from the Effective Date, the Company, its officers, directors and holders of more than 5% of its common stock will provide the Representative with prior notice of any sales of the Company's equity securities to be made under Rule144. As of the date of this prospectus, none of the Company's officers, directors or beneficial owners have executed the lock up agreement.

The Underwriters

         We are offering the units to the public at a price of $6.00 per unit. The units are offered by the Underwriters subject to receipt and acceptance by them, to the Underwriters' right to reject any order in whole or in part, to approval of certain legal matters by counsel and to certain other conditions.

         The Representative has advised us that sales to certain dealers may be made at the public offering price less a concession not in excess of 10% or $.60 per unit. After our public offering of the units, the public offering price and other selling terms may be changed by the Representative. The Representative does not intend to confirm sales of more than one percent of the units offered hereby to any accounts over which it exercises discretionary authority.

Indemnification

         We have agreed to indemnify the Representative and others against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be provided to our officers, directors or control persons, We have been informed that, in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable. The Representative has agreed to not indemnify the Company, its directors, and each person who controls it within the meaning of
Section 15 of the Securities Act with respect to any statement in or omission from the registration statement or the prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company, or any of its agents, by the Representative specifically for or in connection with the preparation of the registration statement, the prospectus, or any such amendment or supplement thereto. On October 29, 1998, a principal of the Representative, Stuart S. Greenberg, was given a 10 day suspension from association with any NASD member firm, a censure and a $10,000 fine for failure to maintain sufficient net capital in the brokerage firm's account. Mr. Greenberg was not in the employ of the Representative at the time of the action by the regulatory agencies.

Market Making

         Upon meeting certain requirements of the NASDAQ SmallCap Market, we intend to apply for NASDAQ listing. If we are accepted for listing then certain underwriters may engage in passive market making transactions in our Common Stock in accordance with Rule 103 of Regulation M.

         Following the completion of this offering, certain broker-dealers may be the principal market makers for the securities offered hereby. Under these circumstances, the market bid and asked prices for the securities may be significantly influenced by decisions of the market makers to buy or sell the securities for their own account. No assurance can be given that any market making activities, if commenced, will be continued.

                                  LEGAL MATTERS

LEGAL PROCEEDINGS

         We are not a party to any litigation and management has no knowledge of any threatened or pending litigation against us.

SECURITIES AND EXCHANGE COMMISSION AND STATE INVESTIGATIONS OF AFFILIATES

         In 1996, the United States Securities and Exchange Commission began investigating Alpine Pictures, Inc., and several partnerships in which it was involved to determine whether Alpine Pictures fully complied with the registration provisions of the Securities Act of 1933 in connection with the offering of securities. Alpine Pictures, Inc. settled the dispute by consenting to an injunction against future violations of securities laws. It did not, however, admit nor deny the allegations of the Securities and Exchange Commission.

         In January, 1998, Cavalier Partners L.P. consented to an order from the State of Michigan to cease and desist from any violation of the Michigan securities laws and paid administrative costs in the amount of $750. Paul Miller, an officer of Alpine, served as general partner of Cavalier Partners L.P. On November 17, 1997, the Department of Corporations for the State of California issued a desist and refrain order against Alpine Pictures, Inc., Roland Carroll, Ryan Carroll and Carroll Media, Inc., which requires them to desist and refrain from the offer or sale in California of any unqualified or non-exempt security. The order does not address any specific offering.

         On July 9, 1999, the State of California filed a complaint against Teleshare, Inc., a California telecommunications company for which Messrs. Roland and Ryan Carroll served as directors, Alpine Pictures, Lord Protector, Cavalier Partners, Roland Carroll, Ryan Carroll and Stewart Whipple (the president of Teleshare) alleging violations of the California Corporation Code and seeking a permanent injunction against the defendants against further violations of the California Corporation Code; rescission offers to certain purchasers of the Lord Protector and Cavalier Partners partnership interests; and payment of fees to offset the court administrative and investigative costs.

         The parties have filed a stipulation to entry of final judgment of permanent injunction and ancillary relief without admitting or denying the allegations in the complaint. In accordance with the stipulation to entry of final judgment, the parties consented to a final judgment of permanent injunction and agreed to pay administrative fees, payable in installments. Alpine Pictures, Inc., is current in all payment installments to be paid to the California Commissioner of Corporations. The injunction prevents Alpine Pictures, Inc., Lord Protector Partners, Cavalier Partners, Stewart Whipple, Roland Carroll and Ryan Carroll from offering to sell, selling, or engaging in the business of selling any securities of any kind in violation of the qualification or exemption requirements of the California Corporations Code
Section 251110.

         On June 23, 1999, Alpine Pictures entered into a settlement agreement with the State of Illinois agreeing to make a rescission offer to three investors in regard to such investors' purchase of securities of Alpine Pictures aggregating less then $10,000 which sales were made in reliance on certain exemptions from registration in Illinois before completion of the required filings thereto. In accordance with the settlement agreement, Alpine Pictures offered rescission to each of the three investors within 5 business days after the entry of the Order to Dismiss and Settlement Agreement. None of the investors requested the return of their investment. Accordingly, none of the proceeds from this offering will be used in the rescission.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

         The executive officers and directors of our Company and their ages are as follows:

       Name                        Age         Position
--------------------------------------------------------------------------------

      Ryan Carroll                 43          Chief Executive Office, Chairman
                                               of Board

      Roland Carroll               46          President, Director

      Greg Cozine                  43          Vice President of Finance and
                                               Sales Director

      Rene Torres                  45          Vice President of Foreign/
                                               Domestic Sales

      Tom Hamilton                 58          Vice President of Marketing and
                                               Production

      Ernani V. Di Massa           55          Director of Television Operations

      Scott Towle                  55          Executive Programming Consultant


         All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed.

         Ryan J. Carroll has served as a directors and our Chief Executive Officer since 1998. Mr. Carroll has been a director and principal shareholder of Alpine Pictures International, Inc. since its inception in July 1996. Since its inception in September, 1995, Mr. Carroll has been the secretary, a director and a principal shareholder of Alpine Pictures, Inc., an affiliated motion picture production company. Mr. Carroll is also a 50% shareholder and serves as a director and secretary of Carroll Media, Inc., an affiliated California corporation engaged in the entertainment business, since its inception in January 1994. From February 1996 to the present, Mr. Carroll has served as chairman of the board and a principal shareholder of Teleshare, Inc., a California telecommunications corporation. In 1981, Mr. Carroll was appointed Artistic Director of Chicago's Mantisis Theater Company. From 1985 to 1986, Mr. Carroll served as Artistic Director with Paragon Arts International, Inc., a Los Angeles based independent finance, production and distribution company. From 1986 to 1988, Mr. Carroll served as president of G.C.O. Pictures, Incorporated, an independent film production company he co-founded with Roland Carroll. Mr. Carroll was an executive producer of Season of Fear, a film distributed by MGM/UA. Mr. Carroll received his C.F.A. degree in 1982 from the Goodman School of Drama at DePaul University in Chicago, Illinois.

         On November 17, 1997, the Department of Corporations for the State of California issued a desist and refrain order against Alpine Pictures, Inc., Roland Carroll, Ryan Carroll and Carroll Media, Inc., which requires them to desist and refrain from the offer or sale in California of any unqualified or non-exempt security. The order does not address any specific offering. On July 9, 1999, the State of California filed a complaint against Teleshare, Inc., Alpine Pictures, Lord Protector, Cavalier Partners, Roland Carroll and Ryan Carroll alleging violations of the California Corporation Code and seeking (i) a permanent injunction against the defendants against further violations of the California Corporation Code (ii) recission offers to certain purchasers of the Lord Protector and Cavalier Partners partnership interests and (iii) payment of fees to offset the court administrative and investigative costs. The defendants have filed a stipulation with the court for entry of a permanent injunction and the other requested relief.

         Roland Carroll has served as a director and our President since 1998. Mr. Roland has been a principal shareholder and director of Alpine Pictures International, Inc. since its inception in July 1996. Since its inception in September 1995, Mr. Carroll has served as the president, chairman of the board and a principal shareholder of Alpine Pictures, Inc., an affiliated motion picture production company. Mr. Carroll is also a 50% shareholder, chairman of the board and president of Carroll Media, Inc., an affiliated California corporation engaged in the entertainment business, since its inception in January 1994. From February 1996 to the present, Mr. Carroll has served as a director and a principal shareholder of Teleshare, Inc., a California telecommunications corporation. In 1985, Mr. Carroll co-founded and served as president of Paragon Arts International, a Los Angeles based independent finance, production and distribution company. From 1986 to 1988, Mr. Carroll served as an executive producer at G.C.O. Pictures, located in Los Angeles, California, overseeing the production of the feature length film Season of Fear. Mr. Carroll has served from time to time as an independent consultant for the production of television programming. Mr. Carroll attended the University Southern California School of Cinema/Television from 1979 to 1981.

         On November 17, 1997, the Department of Corporations for the State of California issued a desist and refrain order against Alpine Pictures, Inc., Roland Carroll, Ryan Carroll and Carroll Media, Inc., which requires them to desist and refrain from the offer or sale in California of any unqualified or non-exempt security. The order does not address any specific offering. On July 9, 1999, the State of California filed a complaint against Teleshare, Inc., Alpine Pictures, Lord Protector, Cavalier Partners, Roland Carroll and Ryan Carroll alleging violations of the California Corporation Code and seeking a permanent injunction against the defendants against further violations of the California Corporation Code; recession offers to certain purchasers of the Lord Protector and Cavalier Partners partnership interests; and payment of fees to offset the court administrative and investigative costs. The defendants have filed a stipulation with the court for entry of a permanent injunction and the other requested relief.

         Greg Cozine has served as a director and our Vice President of Finance since 1998. In addition, Mr. Cozine has served as a director of Alpine Pictures International, Inc. since March, 1997. Since January 1996, Mr. Cozine has served as a vice president and a shareholder of Alpine Pictures, Inc., an affiliated motion picture production company. From 1990 to 1992, Mr. Cozine was manager of operations and senior marketing consultant for Gold Shore Land Corporation, Los Angeles, California where he managed all sales for a real estate development project located north of Los Angeles, California. From 1987 to 1990, Mr. Cozine was founder and chief executive officer of NCN Financial Group, Inc. where he handled various financial products including energy related joint ventures and feature film venture capital projects.

         Rene Torres has served as president of Alpine Pictures International, Inc., since 1996. From 1996 to 1999, Mr. Torres served as President of Meridian Pictures, Inc., an independent film company located in Irvine, California. While at Meridian, Mr. Torres was responsible for the implementation and supervision of limited partnership offerings that funded film production. In 1985, Mr. Torres was a founding member of Paragon Arts International, a Los Angeles based independent finance, production and distribution company. In 1990, Mr. Torres served as the president of Box Office Partners, located in Los Angeles, California, which company participated in the acquisition of The Kid, starring
C. Thomas Howell, Metamorphosis, The Alien Factor, a high-tech science fiction film, and The Treasure, a family adventure. Mr. Torres received his Bachelor of Arts degree in Marketing from Milwaukee Area Technical College in 1976.

         Tom Hamilton has served as secretary and executive vice president of Alpine Pictures International, Inc. From 1985 to 1990, Mr. Hamilton has worked as an associate producer of motion pictures at Paragon Arts International, a Los Angeles based independent finance, production and distribution company. From 1990 to 1992, Mr. Hamilton was the executive vice president-director of European operations for Euro-Films, Inc., a Franco American international film finance and distribution company. Mr. Hamilton was based in Paris, France where he was responsible for all European markets. Mr. Hamilton attended the University of Grenoble in Grenoble, France in 1969.

         Ernani V. Di Massa has served as the Director of Television Operations for our wholly owned subsidiary, Alpine Television, Inc., since September, 1998. From 1996 to 1998, Mr. Di Massa was an independent producer and formed Di Massa Productions, Inc. Mr. Di Massa is currently working on several television projects including a new talk show, a variety show, a medical series, and a game show. From 1989 to 1996, Mr. De Massa was vice president of programming development and later senior vice president of programming and development for KingWorld. From 1982 until 1989, Mr. Di Massa produced and wrote for several television executives and television talent. Before 1982, Mr. Di Massa worked for the NBC Television Network where he produced the Regis Philbin Show and helped create the network daytime hour Fantasy. Mr. Di Massa obtained his Bachelors of Science in Psychology from LaSalle University in 1969. He obtained a Masters Degree in clinical psychology from Temple University in 1971.

         Scott Towle has been an Executive Programming Consultant for our wholly-owned subsidiary, Alpine Television, Inc., since March, 1999. Before joining the Company, Mr. Towle was the President of Domestic Distribution for KingWorld, a domestic supplier of first run programming for television. From 1986 to 1990, Mr. Towle was the president of Domestic Distribution for Orion Television.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of the Effective Date of this Prospectus regarding the beneficial ownership of our Common Stock by each officer and director of the Company and by each person who owns in excess of five percent of our Common Stock. Each of the beneficial owners listed below has sole voting power over their shares.

       Name, Position and Address            Shares of Common Stock         Percentage of Shares
       --------------------------             Beneficially Owned             Before    After
                                             ----------------------       Offering (1) Offering (2)
                                                                          -------------------------
       Ryan Carroll (3)                              232,500                    14.7%         8.2%
       Chief Executive Officer
       Chairman of Board
       21111 Celtic Street
       Chatsworth, California 91311

       Roland Carroll (4)                            232,500                    14.7%         8.2%
       President, Director
       11319 Dona Teresa
       Studio City, California 916104

       Greg Cozine                                   105,000                     6.6%         3.7%
       Vice President, Director
       1810 Bentley Avenue
       Los Angeles, California 90034

       Tom Hamilton                                  105,000                     6.6%          3.7%
       Executive Vice President, Secretary,
        Alpine Pictures International, Inc.
       10082 Stony Brook Drive
       Huntington Beach, California 92646

       Rene Torres                                   105,000                     6.6%          3.7%
       President, Alpine Pictures International, Inc.
       6656 Columbus Avenue
       Van Nuys, California 91405

       All officers and directors                    570,000                     36%        20.1%
       as a group (3 persons)(5)

       Alpine Pictures, Inc.                         645,000                     40.8%        22.8%
       6919 Valjean Avenue
       Van Nuys, California 91406
       --------------

(1) Based upon 1,582,500 shares of Common Stock outstanding before the offering.
(2) Assuming Maximum Offering sold (1,250,000) resulting in 2,832,500 shares of Common Stock outstanding.
(3) Ryan Carroll is a controlling shareholder of Alpine Pictures, Inc. which owns 540,000 shares of Alpine's outstanding common stock. Ryan Carroll owns 1,078,415 shares of Alpine Pictures, Inc., which constitutes 13.7% of the issued and outstanding shares of Alpine Pictures, Inc.
(4) Roland Carroll is a controlling shareholder of Alpine Pictures, Inc. which owns 540,000 shares of Alpine's outstanding common stock. Roland Carroll owns 1,078,415 shares of Alpine Pictures, Inc., which constitutes 13.7% of the issued and outstanding shares of Alpine Pictures, Inc.
(5)   All officers and directors of Alpine Entertainment, Inc.

                            DESCRIPTION OF SECURITIES

AUTHORIZED CAPITAL

         We currently have one hundred million (100,000,000) shares of Common Stock authorized with a par value of $.0001 per share and twenty million (20,000,000) shares of non-designated preferred shares with a par value of $.0001 per share.

INCORPORATION

         We were incorporated under the laws of Delaware in 1998. Our Certificate of Incorporation, as amended, by-laws and corporate governance, including matters involving the issuance, redemption and conversion of securities, are subject to the provisions of the Delaware General Corporation Law, as amended and interpreted from time to time.

COMMON STOCK

         Our Certificate of Incorporation, as amended, authorizes the issuance of 100,000,000 shares of Common Stock, $.0001 value per share, of which 1,582,500 shares were outstanding as of December 31, 2000. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share pro rata in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Alpine, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered by the Company under this Offering will be, when issued and delivered, fully paid and non-assessable.

         Holders of Common Stock have no preemptive rights to purchase our Common Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock. All outstanding shares of Common Stock are validly issued, fully paid and nonassessable, and all Shares to be sold and issued as contemplated hereby will be fully paid and nonassessable when sold in accordance with the terms hereof and in accordance with a valid and current prospectus. The Board of Directors is authorized to issue additional shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

NONCUMULATIVE VOTING

         Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Shares of Common Stock do not have cumulative voting rights. The holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

PROMISSORY NOTES

         The Company is also registering for distribution by the holder thereof to its shareholders promissory notes in the amount of $3,942,000 and the 4,380,000 shares of common stock issuable upon conversion of the full amount of the promissory notes. Upon effectiveness of this registration statement, the holder of the promissory notes, Alpine Pictures, Inc., an affiliate of Alpine, will distribute the promissory notes to its shareholders as a dividend distribution without cost to the shareholders. Alpine Pictures and Messers. Carroll, will not receive any proceeds from the distribution of the promissory notes. The shareholders of the Alpine Pictures may convert to shares of common stock at a conversion ratio of $0.90 per share that portion of the promissory notes distributed to them at such time or times at their sole discretion. The promissory notes are payable to the holders thereof on December 31, 2001 in an amount equal to the principal held by that shareholder less deduction for any shares converted.

PREFERRED STOCK

         Our Certificate of Incorporation, as amended, authorizes the issuance of 20,000,000 shares of preferred stock, $0.0001 par value per share. As of the date hereof, no preferred stock has been designated or issued. The designation of such issued preferred stock provides that each such share of preferred stock will have one vote on all matters on which shareholders are entitled to vote. Preferred stock provides for liquidation and dividend preference, if any dividends were to be declared by the Board of Directors.

         In the case of voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of preferred stock are entitled to receive the liquidation preference before any payment or distribution is made to the holders of Common Stock or any other series or class of our stock hereafter issued that ranks junior as to liquidation rights to the preferred stock, but holders of the shares of the preferred stock will not be entitled to receive the liquidation preference of such shares until the liquidation preference of any other series or class of our stock hereafter issued that ranks senior as to liquidation rights to the preferred stock ("senior liquidation stock") has been paid in full. The holders of preferred stock and all series or classes of the Company's stock hereafter issued that rank on a parity as to liquidation rights with the preferred stock are entitled to share ratable, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the shares of the preferred stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another corporation, nor a sale or transfer of all or part of our assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

         The Board of Directors is authorized to provide for the issuance of additional shares of preferred stock in series and, by filing a certificate in accordance with the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Alpine without further action by the shareholders and may adversely affect the voting and other rights of the holders of Common Stock. At present, Alpine has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

DIVIDEND POLICY

We have not paid cash dividends on our common stock since inception and we do not anticipate paying any cash dividends on our common stock in the future. We intend to reinvest earnings, if any, in the development and expansion of our business. Our board of directors will determine, in its sole discretion, whether to declare any dividends on our common stock in the future, based on our earnings, capital requirements, financial position, general economic conditions, and other pertinent factors.

REVERSE SPLIT

         In June 2000, our shareholders gave their written consent to amend our Articles of Incorporation to effectuate a 3 for 10 reverse split of our common stock. The reverse split will affect all shareholders of the issued and outstanding common stock of the Company and will become effective October 2000. Alpine declared a reverse split of 3 for 10 effective June 2000, which will affect all shareholders of, issued and outstanding common stock of Alpine. Thisreverse split will become effective before the effective date of this filing, and whereupon a controlling quorum of the shareholders declare the reverse split effective, and shall be notified to all shareholders within reasonable means. An amendment to this filing regarding the reverse split will accompany the final mailing to shareholders. All share and per share amounts in this filing have been retroactively restated to reflect the reverse split as of June 2000.

TRADING OF SHARES

         There are no outstanding options, options to purchase, or securities convertible into, our shares which are not being registered hereby. We have not agreed with any shareholders, to register their shares for sale, other than for this registration. We do not have any other public offerings in process or proposed.

TRANSFER AGENT AND REGISTRAR

         Although, we currently do not have a transfer agent, we intend to hire a transfer agent in the near future. We currently serve as our own transfer agent.

REPORTS TO SHAREHOLDERS

         We will furnish to holders of the Shares annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. We may issue other unaudited interim reports to our shareholders as we deem appropriate.


INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

         Our Certificate of Incorporation and Bylaws, as amended, provide that we will indemnify all of our directors, officers or employees as agreed to the fullest extent permitted by law. Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision will not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders; For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; Under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware; or For any transaction from which the director derived an improper personal benefit.

         The Delaware General Corporation Law provides further that the indemnification permitted thereunder will not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise. The effect of the foregoing is to require the Company to indemnify its officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling our Company in accordance with the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the act and is therefore unenforceable.

                     THE COMPANY: ALPINE ENTERTAINMENT, INC.

ALPINE ENTERTAINMENT, INC.

         Our Company, Alpine Entertainment, Inc., is a Delaware corporation formed in 1998 to distribute domestically and internationally motion pictures or other entertainment media programming. We have two subsidiaries, Alpine Pictures International, Inc., an operating California independent film distribution company and Alpine Television, Inc. which is a newly formed Delaware corporation and not yet operational.

         We currently only have operations through our subsidiary, Alpine Pictures International, Inc. through which we have entered into oral or written distribution agreements for over ten motion pictures. Since some of these distribution agreements are for films that are produced by our affiliates, we are distributing quality films in various domestic and international markets. These markets include: theatrical exhibition, home videos, network television, cable television, pay per view cable television, and non-theatrical exhibitors such as airlines, schools, hospitals, libraries, hotels, syndicated television and related markets. We may also have the right to license for distribution, under our distribution agreements, soundtrack music, CD-ROMs, interactive games and other merchandising items.

ALPINE PICTURES INTERNATIONAL, INC.

         Alpine Pictures International, Inc. ("APII") is an operating California corporation formed in August, 1996 engaged in the distribution domestically and internationally of full length motion pictures, made-for-television movies, home videos, televisions series, mini-series, CD-ROM programming and interactive games based on the literary properties it licenses through its distribution agreements. APII served as the general partner of Alpine Releasing Partners I, L.P., formed in July, 1996. On February 18, 1998, the Alpine Releasing Partners I, L.P. was merged into APII with the issuance of one share of APII common stock for each $0.85 of limited partnership interest resulting in a total issuance of 1,344,804 shares of common stock of APII.

         On February 10, 1999, we entered into An Agreement and Plan of Reorganization with APII. Under the terms of the Reorganization Agreement, we acquired 69.9% of the outstanding shares of APII, through the exchange of shares of common stock of APII from consenting shareholders for common stock of Alpine Entertainment, Inc. Under the terms of the Agreement, shares were exchanged at a ratio of one share of Alpine Entertainment, Inc., for one shares of APII. APII has an authorized capitalization of 20,000,000 shares of common stock, no par value, of which 7,181,441 are outstanding to date, including 5,025,000 held by Alpine, and 10,000,000 shares of non-designated preferred stock, no par value, of which no shares have been designated or issued. The directors of APII are Tom Hamilton, Rene Torres, Roland Carroll, Ryan Carroll, and Greg Cozine. Rene Torres serves as President and Tom Hamilton serves as Secretary of APII.

ALPINE TELEVISION, INC.

         Our wholly owned subsidiary, Alpine Television, Inc., ("ATI") was incorporated in Delaware in February, 1999, to distribute and develop entertainment media projects for presentation on television, including pay-per-view, pay, network, syndication or basic cable television. ATI has an authorized capitalization of 100,000,000 shares, par value $0.0001, of common stock of which 1,000 shares are outstanding and 20,000,000 shares of non-designated preferred stock of which none are outstanding. Currently, we own all 1,000 outstanding shares of ATI. Ernani Di Massa, Jr., serves as chief executive officer of ATI and David Craddick serves as its president. ATI is currently developing and producing a series of first0run television programming. These formats include: game shows, reality-based shows, talk shows, and court shows. The development/production process includes the production of the pilot/presentation videos and attending major international and domestic television sales markets. ATI is developing these products for broadcast, cable, pay per view, and other ancillary markets.


EMPLOYEES

         As of October 1, 2000, we have eleven full-time employees, including our executive officers. We utilize independent contractors and consultants from time to time to assist in promoting, marketing, and distributing motion pictures. Our independent contractors are generally paid on a commission, hourly or job-related basis, depending on the service being performed. Our future success will depend, in part, on our ability to continue to attract, retain and motivate highly qualified technical, marketing and management personnel. Our employees are not represented by any collective bargaining unit. We have never experienced a work stoppage. We believe our relationship with our employees is good.

                                    BUSINESS

         Our current principal business consists of acquiring distribution and ancillary rights and distributing motion pictures and entertainment media properties domestically and internationally.

Motion Picture Industry Overview

         Production and distribution are the two principal activities of the motion picture industry. The "major" studios dominate the motion picture industry in the United States by controlling the distribution of films that they produce as well as films that are produced by "independent" studios. These major studios include among others: The Walt Disney Company, Paramount Pictures Corporation, Warner Brothers, Inc., MCA, Twentieth Century Fox, Columbia Pictures, Tri-Star Pictures and MGM/UA. Beginning in 1996, the distribution of independent films brought increasing commercial success to the "major" studios that were distributing them. Our management believes that this increasing commercial success of independent films will create a greater demand for independent films in both the international and domestic market.

Motion Picture Production And Financing

         Production, the first of the two principal activities of the film industry, consists of four steps: development, pre-production, production and post-production.

         Development begins when the producer commissions or acquires the screenplay. Once in possession of the screenplay, the producer typically seeks production financing and tentative commitments from a director, the principal cast members and other creative personnel. By "pre-licensing" a motion picture, a producer licenses a third party to exploit the completed motion picture in various markets and media in exchange for financing some or all of the motion picture's direct production costs. While the producer seeks financing, it also prepares a tentative production schedule and budget.

         Pre-production begins when the screenplay is completed and the financing commitments have been arranged. During pre-production, the producer engages creative personnel to the extent not previously committed; finalizes the filming schedule and production budget; obtains insurance; establishes filming locations; secures whatever studio facilities are required; and, if necessary, secures completion guarantees.

         Production begins when principal photography begins and ends when principal photography ends, which is generally less than three months. Independent production companies generally attempt to obtain all or a substantial portion of their financing of a motion picture before commencement of principal photography, at which point substantial production costs begin to be incurred and require payment.

         Post-production begins upon completion of principal photography. During post-production, the producer edits the motion picture, adds audio effects, and synchronizes the audio tracks with the pictures. Upon completion of post-production, the producer has a negative, which he will use to make release prints of the motion picture.

Motion Picture Distribution

         Distribution, the second of the two principal activities of the film industry, consists of selling domestic and international licenses that entitle a third party to exploit a motion picture and its underlying intellectual property in various markets and media.

         A distributor acquires from a motion picture producer a right to distribute a picture in one or more markets and/or media in exchange for a certain minimum advance or guarantee upon the delivery of the completed motion picture. After the distributor has recouped the amount advanced plus its distribution costs, it may retain ongoing distribution fees, which are computed as a percentage of the gross revenues generated from the distributor's distribution of the motion picture. All revenues beyond the distributor's ongoing distribution fee belongs to the producer.

         A motion picture typically generates a substantial portion of its total revenue during its initial distribution cycle, which is generally the first five years after a motion picture's initial domestic theatrical release. However, some commercially successful motion pictures may continue to generate revenue after their initial distribution cycle from the re-licensing of distribution rights in certain media and from the licensing of distribution rights with respect to new media and technologies.

Theatrical Distribution

         The theatrical distribution of a motion picture involves the licensing and booking of the motion picture to theatrical exhibitors, the promotion of the picture through advertising and publicity campaigns and the manufacture of release prints from the film negative. These activities cause a distributor incur substantial costs before the first weekend of a film's domestic theatrical release and significantly impact the ultimate success of the film's theatrical release.

         When a film is screened in a cinema, the cinema owner retains a fixed amount of proceeds from ticket sales for the film and a percentage of the proceeds that escalates over time. After the remainder of the ticket sale proceeds is remitted to the distributor, the distributor retains a distribution fee and recoups the costs incurred in distributing the film. The remaining proceeds are then remitted to the film's producer.

THE ANCILLARY MARKETS

         In recent years, licensing the distribution of motion pictures in markets other than domestic theatrical markets (i.e., in ancillary markets) has created increasingly more revenue for producers of such motion pictures. The rights to ancillary markets, including non-theatrical, video, cable, television, music and merchandising, are generally sold for distribution after initial theatrical distribution. The sale or licensing of ancillary rights continues to be a growing source of revenue for motion pictures. These rights can be sold as a package or individually as follows:

         o HOME VIDEOS. A motion picture typically becomes available for videocassette distribution within four to six months after its initial domestic theatrical release. Home video distribution consists of the promotion and sale of videocassettes to local, regional and national video retailers that rent or sell videocassettes to consumers. We anticipate that our films may be released directly to the home video market.

         o TELEVISION. Television rights are generally licensed first to pay-per-view for an exhibition period within six to nine months following initial domestic theatrical release, then to pay television approximately twelve to fifteen months after initial domestic theatrical release, thereafter in certain cases to free television for an exhibition period, and then to pay television again. These films are then syndicated to either independent stations or basic cable outlets. Since groups of motion pictures are typically packaged and licensed as a group for exhibition on television over a period of time, revenues from these television licensing "packages" may be received over a period that extends beyond five years from the initial domestic theatrical release of a particular film. Television rights can include the following:

                  o Pay Television - The right to broadcast the motion picture over cable systems nationwide as part of a paid subscription to the cable channels or via other media such as direct broadcast satellite.

                           o Pay-Per-View Cable - The right to broadcast the motion picture over cable systems for a fee on a per-viewing basis.

                           o Network Television - The right to license to one of the major television networks for one or more broadcasts of the motion picture.

                           o Syndicated Television - The right to market television rights on a market-by-market basis to individual television stations around the country for a specific number of broadcasts or for an unlimited number of broadcasts over a period of time.

         o NON-THEATRICAL. The rights to distribute the film to the armed services, airlines, schools, hospitals, cruise ships, correctional facilities, community groups, libraries, hotels and motels in other than 35mm gauge release prints or in video format.

         o OTHER RIGHTS. Music contained in a film may be licensed for sound recording, public performance and sheet music publication. Rights in motion pictures may be licensed to merchandisers for the manufacture of products such as video games, toys, T-shirts, posters and other merchandise. Rights may also be licensed to create novelizations of the screenplay and other related book publications.

         o FOREIGN MEDIA. The right to market all of the above rights, including theatrical exhibition, on a territory-by-territory basis in foreign countries. In addition to their domestic distribution activities, motion picture producers and distributors generate substantial revenues from distribution of motion pictures in international markets (in the same media in which films are distributed in the domestic market). Through a subsidiary, Alpine has primarily concentrated its distribution operations in the international market and anticipates that it will continue to do so. Based upon its distribution of films in the past two years, Alpine distributes approximately 52% of its films in the European market, 17% in Mexico and Latin America, 8.5% in Hong Kong and Taiwan and less than 8% in Turkey, India, Malaysia, India and the Philippines. Foreign distributors often pay a fixed price up front and collect all gross revenues from the exhibition of the film in their territory for their own account.

OVERVIEW OF CURRENT OPERATIONS OF ALPINE

         As of the date of this prospectus, our operations have primarily been focused on the distribution of motion pictures. We concentrate on the distribution of films ranging between $1,000,000 to $5,000,000 in production costs. Generally, we enter into an agreement with an owner or producer of a motion picture which provides for our Company to serve as the exclusive distributor agent for the owner/producer in designated territories for a specified term (the "Sales Agency Agreement"). The Sales Agency Agreement may also grant our Company certain other rights to distribute the motion picture in all media, including but not limited to, theatrical exhibition, non-theatrical exhibition, all forms of television, and home video. We also attempt to acquire the merchandizing, publication and sound track rights to the motion picture.

         In consideration for these rights, we usually pay the owner/producer of the film a cash advance, which is reimbursable from the gross receipts, derived from the film in such designated territory. We usually agree to pay for distribution costs, including reworking the film to meet foreign country standards, which are reimbursed from gross receipts to a certain agreed upon maximum level. After reimbursement of the cash advance and distribution costs, we receive a percentage of the gross receipts derived from the film. The remaining gross receipts are paid to the owner/producer. The owner/producer receives a certain percentage from gross receipts before the reimbursement of the cash advance or distribution costs or payment of our percentage.

         Generally, for each picture which we have agreed to distribute, we will enter into agreements with subdistributors allowing the subdistributor to license certain rights to the film in certain specified territories for a designated period of time (the "License Agreement"). The License Agreement stipulates exactly which rights are licensed including; cinematic rights, video rights, ancillary rights and/or television rights. For such licensing rights, the subdistributor will pay our Company a certain guaranteed amount. After payment of such guaranteed amount and recoupment of certain costs by the subdistributor, we receive a percentage of the gross receipts received by the subdistributor in the exploitation of the film. Although we may use certain subdistributors for several of our film projects, each transaction is separately negotiated and we have no continuing agreements or arrangements with any subdistributors to give them exclusive or first rights to the distribution of any particular film.

CURRENT OPERATIONS SPECIFIC PROJECTS

         We have entered into Sales Agency Agreements for the following motion pictures.

                                         Sales Agent Fee As Percent                        Expense
                                         Of Gross Revenues From The                     Reimbursement
     Titles                              From The Motion Picture(1)                      Ceiling (2)
--------------------------------------------------------------------------------------------------------------
     Lord Protector(3)(4)                     20%                                         $50,000

     Destiny of Marty Fine(4)                 25% (of 60% of gross)                       $50,000

     The Maze(4)                              25%                                         $70,000

     Killers(4)                               30%                                         $70,000

     Paper Dragon (4)                         20%                                         $50,000

     Resolution (4)                           20% (Domestic)                              $50,000
                                              25% (Foreign)

     Tear It Down (4)                         20%                                         $50,000

     Salmon Run (4)                           25%                                         $75,000

     Good Bye Paradise (4)                    25%                                         $75,000

     Lancelot-Guardian of Time                20%                                         $50,000

     An Angel's Gift(3)(5)                    20%                                         $50,000

     Final Game(3)(5)(6)                      20%                                         $50,000

     Shalakan (3)(5)(6)                       20%                                         $50,000

     An Angel on Abbey Street(3)(5)(6)        20%                                         $50,000

     Dead Homiez                              30%                                         N/A

     Rebel(3)(5)(6)                           20%                                         $50,000
-----------------------------------------------------------------------------------------------------------

(1) In accordance with the typical Sales Agency Agreement, APII is entitled to receive a percentage of the gross receipts from the licensing of the motion picture before the payment of any other expenses or any distributions to the producer.
(2) The Sales Agency Agreements typically provide a ceiling for reimbursable costs. These expense ceilings do not include cash advances, which may be made by Alpine to the owner/producer which, are generally repayable to Alpine from the gross revenues earned by the motion picture.
(3) This motion picture(s) was or is being produced or co-produced by an affiliate of Alpine.
(4)   This motion picture is completed.
(5)   This motion picture(s) is in pre-production or production phase.
(6) The capital or financing for the production of this motion picture has not yet been raised or is only partially raised as of the date hereof.

LICENSE AGREEMENTS (see Appendix (B))

MARKETING AND SALES PLANS FOR DOMESTIC AND INTERNATIONAL DISTRIBUTION

         We intend to distribute programming in the domestic United States market and throughout the international market, either directly or through other distribution companies. We distribute films and programs by marketing them to exhibitors in trade shows and by other direct marketing methods. Film distributors may give minimum guarantees for sales volumes and commit to pay a minimum amount regardless of actual sales.

         Television programs are generally sold directly to television stations and networks in return for licensing fees, whereby the producer can retain the right to sell the program in other markets and in syndication after its initial showing. Once full-length motion pictures have had a theatrical release, they often can be distributed to television stations, cable television operators and home video sales and rental companies. In this regard we intend to acquire all of the ancillary rights to the programming distributed by it, including the right to distribute home videos, CD-ROM programs, interactive games, soundtracks, sequels and other applications based on the programming. We may distribute projects produced by our affiliates, or by unaffiliated producers. The terms and conditions of the Sales Agency Agreement are negotiated by management in arms length transactions with unaffiliated producers, or determined in our discretion when entered into with our affiliates.

TRADE SHOW MARKETING

         We intend, either by ourselves or with an affiliate, to maintain an office at each of the major film markets (AFM in Los Angeles, during late February early March; MIP, in Cannes, France during April; Cannes Film Festival and Market in Cannes, France during May; MIPCOM in Cannes, France during early October; and MIFED in Milan, Italy during late October and early November). We will attempt to establish a presence at the numerous film festivals and minor markets held throughout the world each year such as the USA Film Festival in Park City, Utah and the IFP in New York City.

COMPETITION

         We compete with several "major" film studios (the Walt Disney Company, Paramount Pictures Corporation, Universal Pictures, etc.) which are dominant in the motion picture industry, as well as numerous independent motion picture and television production and distribution companies. There can be no assurance of the economic success of any entertainment project since revenues depend primarily upon the project's or film's acceptance by the public.

         Due to technical developments, the entertainment industry in general is continuing to undergo significant changes. These developments have resulted in the availability of alternative and competing forms of leisure time entertainment, including pay/cable television services and home entertainment equipment such as videocassette, video games and computers. Such technological developments have also resulted in the creation of additional revenue sources through the licensing of rights with respect to such new media. Due to the rapid growth of technology, shifting consumer tastes, and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors will have on the potential revenue from and profitability of feature-length motion pictures.

         Because our operations have focused on the international distribution of films, we anticipate that our business relationships combined with the acquisition of quality media properties will enable us to compete internationally. The distribution of theatrical motion pictures is also a highly competitive and speculative business involving a high degree of risk relative to the marketing, releasing, distribution, and other exploitation of films. Furthermore, each market and territory for the distribution of films is generally independent of all other markets, so that obtaining an agreement for the exploitation of films in one market or territory does not necessarily mean that a similar agreement will be obtained in other markets and territories. It is impossible to accurately predict the effects that any of these competitive factors may have on the success of films distributed by Alpine.

INTELLECTUAL PROPERTY

         As of the date of this prospectus, we do not have any registered trademarks. We may apply for a registered trade name on the Principal Register of the United States Patent and Trademark Office for our subsidiary "Alpine Pictures International, Inc." We intend to pursue the registration of our trademarks wherever possible and to oppose vigorously any infringement of our marks. We are not aware of any infringing uses that could materially affect our business or any prior claim to trademarks that would prevent us from using trademarks in our business.

         Copyrights to the motion pictures and programs will, in most all cases, remain with the producer of the film or program. We expect that only the distribution rights relating to the films will be acquired by the Company. We intend to take all steps necessary to protect our interest in any copyrights.

GOVERNMENT REGULATION

         In 1994, the United States was unable to reach agreement with its major international trading partners to include audiovisual works, such as television programs and motion pictures, under the terms of the General Agreement on Trade and Tariffs Treaty ("GATT"). The failure to include audiovisual works under GATT allows many countries (including members of the European Union) to continue enforcing quotas that restrict the amount of American programming which may be aired on television in such countries. The Council of Europe has adopted a directive requiring all member states of the European Union to enact laws specifying that broadcasters must reserve a majority of their transmission time (exclusive of news, sports, game shows and advertising) for European works. The directive does not itself constitute law, but must be implemented by appropriate legislation in each member country. In addition, France requires that original French programming constitute a required portion of all programming aired on French television. These quotas generally only apply to television programming and not to theatrical exhibition of motion pictures. Additional or more restrictive quotas or more stringent enforcement of existing quotas could materially and adversely affect the our business by limiting our ability to fully exploit the programs internationally.

         The Code and Ratings Administration of the MPAA assigns ratings indicating age-group suitability for theatrical distribution of motion pictures. We expect that the program producers will follow the practice of submitting the programs for such ratings. United States television stations and networks, as well as foreign governments, impose additional restrictions on the content of motion pictures that may restrict in whole or in part theatrical or television exhibition in particular territories. Management's current policy is to distribute motion pictures for which there will be no material restrictions on exhibition in any major territories or media. This policy often requires production of "cover" shots or different photography and recording of certain scenes for insertion in versions of a motion picture exhibited on television or theatrically in certain territories. There can be no assurance that content restrictions on the programs will not limit or affect our ability to exhibit it in certain territories and media.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONDITION AND
                              RESULTS OF OPERATIONS

OVERVIEW

         We were formed to acquire the rights to and to distribute in the domestic or international markets motion pictures or other entertainment media programming. We are engaged in the production and distribution of quality films in domestic and international markets including theatrical exhibition, home videos, network television, cable television, pay per view cable television, and non-theatrical exhibitors such as airlines, schools, cruise ships, correctional facilities, etc. We anticipate that we may participate in other aspects of the film industry, including the acquisition, production and sale of entertainment media properties or the acquisition of companies, or the assets of companies, involved in the development, production, distribution, acquisition or sale of entertainment media properties either by itself or through affiliates or joint venture or other relationships.

         We enter into Sales Agency Agreements with the owners or producers of a motion picture for the exclusive rights to distribute and market films. Typically, we agreed to pay a production fee to the owner/producer for such rights. We receive reimbursement of this production fee and reimbursement of its distribution costs (up to a negotiated ceiling amount) as well as an agreed percentage of the revenues derived from the exploitation of the film.

         For each motion picture that we intend to distribute, we enter into licensing agreements with one or more "subdistributors" for licensing rights in specified geographical locations to certain specified rights such as theatrical rights, non-theatrical rights, home video rights, television rights, or other media rights (sound recording, public performance, sheet music publication, merchandising). We receive a fee from each "subdistributor" as well as a percentage of the revenues derived from the use of the licensed rights.

RESULTS AND PLAN OF OPERATIONS

         We currently have two subsidiaries, both of which have operations. Alpine Pictures International, Inc., has suffered losses from operations since inception. Alpine Pictures International, Inc. has entered into distribution agreements for over 10 movies and has entered into over 30 "subdistributor" agreements through its newly-created subsidiary, Alpine Television, Inc. Currently, Alpine Pictures International has four productions on its 2001 Production Slate. One of the four projects is already in production, and one of the four projects is in pre-production. The remaining two products are in development. Alpine Television, Inc. is currently involved with four projects: a promotional video, a court show, a game show, and a health program.


LIQUIDITY AND CAPITAL RESOURCES

         We have executed two non-interest bearing convertible promissory notes in favor of one of our shareholders, Alpine Pictures, Inc., for an aggregate up to $3,942,000. To date, we have borrowed a total of $2,192,861 for the benefit of APII. We utilized the $2,192,861, with an imputed interest rate of 6%, for day to day operations and program rights acquisitions as described within our business plan. We expect to utilize the full proceeds of the promissory notes to further our business plan through program rights acquisition and future development. The promissory notes are convertible into shares of our common stock at a conversion ratio of $0.90 of outstanding loan amount per share converted. Alpine Pictures will distribute the promissory notes among its shareholders upon effectiveness of this registration statement and such shareholders will have the right to convert any or all of the distribution. Messrs. Carroll will not participate in the distribution of the proceeds of the promissory notes.

         We believe that the proceeds of this offering in addition to the revenues from our current operations and the proceeds from the promissory notes will be sufficient to fund our operations for the next 12 months. If we receive revenues greater than the minimum offering amount, then we'll be able to implement our business plan fully and expeditiously.

         We anticipate revenues to increase as a result of acquisitions of higher quality films and television products made from the proceeds of this offering. Our marketing plan anticipates that the proceeds from this offering will also permit us to increase our national exposure by enabling us to attend additional trade shows and film festivals.

FISCAL YEAR ENDED DECEMBER 31, 1998 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1997

         APII had an decrease in revenues for the year ended December 31, 1998 compared to the year ended December 31, 1997 resulting from a decrease in the number of film license sales.

         Operating expenses increased from $3,660,849 for the year ended December 31, 1997 to $4,204,143 for the year ended December 31, 1998 primarily due to an increase in non-cash stock based compensation of approximately $365,000, a increase in direct film costs of approximately $90,000 and an increase in employee and employee related compensation/ benefits of $87,294.

         Because of the increase in operating expenses, APII had an increase in net loss from $3,582,408 for the year ended December 31, 1997 to $4,153,625 for the year ended December 31, 1998.

FISCAL YEAR ENDED DECEMBER 31, 1999 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1998

         APII had an increase in revenues for the year ended December 31, 1999 compared to the year ended December 31, 1998 resulting from an increase in film license sales.

         Operating expenses decreased from $4,204,143 for the year ended December 31, 1998 to $1,834,077 for year ended December 31, 1999.

         Because of the increase in interest expense APII had an increase in net loss from $4,153,625 for year ended December 31, 1998 to $13,385,315 for the year ended December 31, 1999 due to a decrease in non cash stock based compensation of approximately $3,240,000 and increases in consulting and professional fees of approximately $390,000, increases in rent of $35,000, increases in marketing of $60,000, and increases in general and administrative expenses of $50,000.

                             DESCRIPTION OF PROPERTY

         We currently occupy office space at 6919 Valjean Avenue, Van Nuys, California 91406 from our affiliate, Alpine Pictures, Inc. We sublease this space for $2912.08 per month on month to month basis.

         Our wholly owned subsidiary, Alpine Television, Inc., ("ATI") currently occupies 4989 square feet of office space in Manhattan Beach, California. ATI currently subleases this space for $11,772.50 per month. The sublease expires April 14, 2003. ATI has the option to extend the lease for one two year period, subject to a 5% rent increase per year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH ALPINE PICTURES, INC.

         Our officers and directors may be subject to various conflicts of interest, including among others, the negotiation of agreements between our Company and Alpine Pictures, Inc., for the distribution rights of films produced by Alpine Pictures, Inc.. Roland Carroll serves as president and a director, and Ryan Carroll serves as chief financial officer and a director of Alpine Pictures, Inc., an operating California motion picture production company formed in 1995. Messrs. Carroll are controlling shareholders of Alpine Pictures, Inc. Messrs. Cozine, Torres and Hamilton are also directors of Alpine Pictures, Inc. Alpine Pictures, Inc. was a shareholder of Alpine Pictures International, Inc., representing 25% of the then issued and outstanding shares of Alpine Pictures International, Inc., before acquisition by Alpine of such shares. Alpine Pictures, Inc. has produced or is in the process of producing the following full length motion pictures An Angel's Gift, An Angel On Abbey Street, Shalakan, Rebel, Lancelot - Guardian of Time, and Lord Protector. Through our subsidiary, we have entered into distribution agreements with Alpine Pictures, Inc. for the distribution rights of certain of these films. SEE "BUSINESS Current Operations". We anticipate that we will continue to distribute films produced by Alpine Pictures, Inc. or affiliates thereof. The distribution agreements entered into will not be negotiated on an arms-length basis, however, we anticipate that the terms of such agreements will be favorable to the Company. We anticipate that we will distribute those motion picture projects and theatrical projects which Alpine Pictures, Inc., will produce. However, there is no assurance that certain opportunities may be presented to Alpine Pictures, Inc. which because not then available to Alpine would be detrimental to Alpine.

MERGER WITH ALPINE RELEASING PARTNERSHIPS L.P.

         Alpine Pictures International, Inc. served as the general partner Alpine Releasing Partners L.P., a California limited partnership. On February 15, 1998, Alpine Releasing Partners L.P. ("ARPLP") merged into Alpine Pictures International Inc. ("APII"). Under the terms of the merger agreement, APII issued one share of its common stock for each $0.85 of limited partnership interests in ARPLP. At the time of the merger, ARPLP had issued an aggregate of $1,138,000 limited partnership interests. As a result of the conversion of ARPLP interests into API's common stock, APII issued an aggregate of 403,441 shares of Alpine to the limited partners of ARPLP.

                     COMPENSATION OF OFFICERS AND DIRECTORS

OFFICER COMPENSATION

         Because we are a newly formed company, we have not paid salaries to date. However, salaries have been paid in our operating subsidiary, Alpine Pictures International, Inc.. We have agreed to compensate Ryan Carroll, our Chief Executive Officer, with an annual salary of $78,000 and Roland Carroll, our President , with an annual salary of $78,000. In addition, we provide health insurance coverage and a 401(k) plan for our employees as well as a car allowance. As of the date of this prospectus, we have not entered into any employment agreements with our executive officers or other employees. We anticipate that we will enter into employment agreements with our employees and executive officers in the future. We currently have no written employment agreements with our employees. Our Board of Directors may at their option determine additional compensation or benefits to be granted to one or all of our employees.

DIRECTOR COMPENSATION

         Our directors do not receive cash compensation for their services as directors. However, our directors are reimbursed for expenses actually incurred in connection with attendance at Board of Directors meetings. No officers or directors will benefit directly from the Promissory Notes or the Offering other than through their normal compensation arrangements.

                            EXPERT AND LEGAL OPINION

LEGAL OPINION

         Through a majority vote of our shareholders, we changed corporate securities Counsel to the firm of Davidson Casale Nojima, LLP, formerly known as Casale Coffee Nojima, LLP. Davidson Casale Nojima, LLP, of , Los Angeles, California has given its opinion as attorneys-at-law that the Units, and the securities comprising the Units, when issued under the terms hereof will be fully paid and non-assessable. Davidson Casale Nojima, LLP has passed on the validity of the securities being issued but purchasers of the securities offered by this prospectus should not rely on Davidson Casale Nojima, LLP with respect to any other matters.


EXPERT OPINION

         The financial statements in this Prospectus have been included in reliance upon the report of Weinberg & Company, P.A., Certified Public Accountants, and upon the authority of such firm as expert in accounting.

                                  APPENDIX (1)

DILUTION

         Dilution represents the difference between the initial public offering price per share paid by the purchasers in the Offering and the net tangible book value per share immediately after completion of the offering. Net tangible book value per share represents the net tangible assets of Alpine (total assets less total liabilities), divided by the number of shares outstanding upon closing of the offering. We are a new company without operations or revenues except through its operating subsidiary.

                                  APPENDIX (2)

LICENSE AGREEMENTS

         We have entered into several License Agreements providing for the international distribution of our films as follows:

         On or about May 14, 1998, APII licensed the following rights in Poland to Nuvola Corporation A.V.V. for seven years with respect to "Lancelot: Guardian of Time" for a licensing fee of U.S. $6,500:

         (a)      cinematic rights, theatrical,non-theatrical, and public video;
         (b) video rights, home video cassette,commercial video, and home sell-thru;
         (c) ancillary rights, hotels, airlines,and ships flying the Polish flag and without bookings in the United States;
         (d)      television rights, pay TV (terrestrial, cable, and satellite), and free TV (terrestrial, cable, and satellite); and
         (e)      pay per-view rights, residential,non-residential, and demand view.


         On or about May 13, 1998, APII licensed the following rights in Yugoslavia to TUCK for seven years with respect to "Tear it Down" and "Killers" for an aggregate licensing fee of U.S. $6,000:

         (a)      cinematic rights, theatrical,non-theatrical, and public video;
         (b) video rights, home video cassette,commercial video, and home sell-thru;
         (c) ancillary rights, hotels, airlines,and ships flying the Yugoslavian flag and without bookings in the United States;
         (d)      television rights, pay TV (terrestrial, cable, and satellite), and free TV (terrestrial, cable, and satellite); and
         (e)      pay-per-view rights, residential,non-residential, and demand view.

         On or about May 18, 1998, APII licensed the following rights in Spain to Telesis, S.L. for seven years with respect to "Killers" for a licensing fee of U.S. $15,000:

         (a)      cinematic rights, theatrical, non-theatrical, and publicvideo;
         (b) video rights, home video cassette, commercial video, and home sell-thru;
         (c) ancillary rights, hotels, airlines, and ships flying the Spanish flag and without bookings in the United States;
         (d)      television rights, pay TV(terrestrial, cable, and satellite), and free TV (terrestrial, cable, and satellite); and
         (e)      pay-per-view rights, residential, non-residential, anddemand view.

         On or about May 19, 1998, APII licensed the following rights in the United Kingdom, Republic of Ireland, Malta, and Gibraltar to Third Millennium for seven years with respect to "Killers" for a licensing fee of U.S. $15,000: video rights, home video cassette, commercial video, and home sell-thru.

         On or about November 3, 1998, APII licensed the following rights in Spain to V.F. Multimedia, S.L. for ten years with respect to "Tear It Down," "Resolution," "Paper Dragons," "Lord Protector," "Lancelot," and "Tiger Street" for a licensing fee of U.S. $70,000:

         (a) pay-per-view rights, residential,non-residential, and demand view;
         (b)      pay TV rights, terrestrial, cable, andsatellite; and
         (c)      free TV rights, terrestrial, cable, and satellite.

         On or about November 3, 1998, APII licensed the following rights in the Philippines to Conrad Luzon for eight years with respect to "Paper Dragons" and "Lancelot" for a licensing fee of U.S. $2,000:

         (a) video rights, home video cassette, commercial video, and home sell-thru;
         (b) pay-per-view rights,residential, non-residential, and demand view;
         (c)      pay TV rights, terrestrial,cable, and satellite; and
         (d)      free TV rights, terrestrial, cable, and satellite.

         On or about November 3, 1998, APII licensed the following rights in Turkey to Inter Medea Teacart, Ltd. for seven years with respect to "Tear It Down" for a licensing fee of U.S. $5,000:

         (a) video rights, home video cassette,commercial video, and home sell-thru;
         (b) ancillary rights, hotels, airlines,and ships flying with the Turkish flag and without bookings in the United States;
         (c) pay-per-view rights, residential, non-residential, demand view;
         (d)      pay TV rights, terrestrial, cable, and satellite; and
         (e)      free TV rights, terrestrial, cable, and satellite.

         On or about November 3, 1998, APII licensed the following rights in Turkey to SAR-An International Co., Ltd. for five years with respect to "Tiger Street," "Paper Dragons," and a third film to be named for a licensing fee of U.S. $10,000:

         (a) video rights, home video cassette, commercial video, and home sell-thru;
         (b) pay-per-view rights, residential, non-residential, and demand view;
         (c)      pay TV rights, terrestrial, cable, and satellite; and
         (d)      free TVrights, terrestrial, cable, and satellite.

         On or about November 3,1998, APII licensed the following rights in the United Kingdom, Erie, Malta, and Gibraltar to Marquee Pictures for nine years with respect to "Dead Homes" for a licensing fee of U.S. $10,000:

         (a) videorights, home video cassette, commercial video, home sell-thru, and DID;
         (b) ancillary rights, hotels and ships flying the territory flag and without bookings in the United States; and
         (c) television rights, if Distributor securesan agreement for all television rights, Licensor will split minimum guarantee 50/50 with Distributor.

         On or about October 5, 1998, APII licensed the following rights in the United Kingdom, Republic of Ireland, Malta, and Gibraltar to Third Millennium Distribution Ltd. for five years with respect to "Tear It Down" for a licensing fee of U.S. $15,000: video rights, home video cassette, commercial video, and home sell-thru.

         On or about March 2, 1998, APII licensed the following rights in Turkey to Yen Taal Film for seven years with respect to "Paper Dragons" for a licensing fee of U.S. $3,000: television rights, pay TV (terrestrial, cable, and satellite), free TV (terrestrial, cable, and satellite), pay-per-view (residential, non-residential, and demand view).

         On or about February 27,1998, APII licensed the following rights in Latin America to Global Communications for seven years with respect to "Paper Dragons" for a licensing fee of U.S. $35,000:

         (a) video rights, home videocassette, commercial video, and home sell-thru;
         (b)      pay TV rights, terrestrial,cable, and satellite; and
         (c)      free TV rights, terrestrial, cable, and satellite.

         On or about March 2, 1998, APII licensed the following rights in the Philippines with Conrad Luzon for eight years with respect to "Lord Protector" for a licensing fee of U.S. $1,500:

         (a) video rights, home video cassette,commercial video, and home sell-thru;
         (b) pay-per-view rights, residential,non-residential, and demand view;
         (c)      pay TV rights, terrestrial, cable, andsatellite; and
         (d)      free TV rights, terrestrial, cable, and satellite.

         On or about March 2, 1998, APII licensed the following rights in Malaysia to Suraya Film Production for seven years with respect to "The Gift" (U.S. $2,000), "Lord Protector" (U.S. $2,000), "Lancelot" (U.S. $2,000) "Salmon
Run" (U.S. $1,000), and "Goodbye Paradise" (U.S. $1,000) for a licensing fee of U.S. $8,000:

         (a) video rights, home video cassette, commercial video, and home sell-thru;
         (b) ancillary rights, hotels, airlines, and ships flying theMalaysian flag and without booking in the United States;
         (c) pay-per-viewrights, residential, non residential, and demand view;
         (d)      pay TV rights,terrestrial, cable, and satellite; and
         (e)      free TV rights, terrestrial, cable,and satellite.

         On or about February 27, 1998, APII licensed the following rights in Mexico to Duplitek S.A. De C.V. for seven years with respect to "Paper Dragons" for a licensing fee of U.S. $2,500: video rights, home video cassette, commercial video, and home sell-thru.

         On or about February 27, 1998, APII licensed the following rights in Mexico to Duplitek S.A. De C.V. for seven years with respect to "Killers" for a licensing fee of U.S. $7,500:

         (a) video rights, home video cassette, commercialvideo, and home sell-thru;
         (b)      pay TV rights, cable; and
         (c)      free TV rights,terrestrial, cable, and satellite.

         On or about March 2,1998, APII licensed the following rights in Hong Kong and Macau to Mel Ah (HK) Co. Ltd. for seven years with respect to "Killers" and "Resolution" for a licensing fee of U.S. $7,000:

         (a) video rights, homevideo cassette, commercial video, home sell-thru, VCD, DID, and LO;
         (b) ancillary rights, hotels, airlines, and ships flying the territory flag and without bookings in the United States;
         (c) pay-per-view rights, residential,non-residential, and demand view;
         (d)      pay TV rights, terrestrial, cable, andsatellite; and
         (e)      free TV rights, terrestrial, cable, and satellite.

         On or about March 1, 1998, APII licensed the following rights in India to Global Film Distributors, Inc. for seven years with respect to "Killers" for a licensing fee of U.S. $6,100:

         (a)      cinematic rights, theatrical,non-theatrical, and public video;
         (b) video rights, home video cassette,commercial video, and home sell-thru;
         (c) ancillary rights, hotels, airlines,and ships flying the Indian flag and without bookings in the Units States;
         (d) pay-per-view rights, residential, non-residential, and demand view; and
         (e) payTV rights, terrestrial, cable, and satellite; and (0 free TV rights, terrestrial, cable, and satellite.

         On or about February 27,1998, APII licensed the following rights in Russia, CIS, and the Baltic States in Worldvision Communications for seven years with respect to "Goodbye Paradise" (U.S. $5,000), "Paper Dragons" (U.S. $5,000), "Resolution" (U.S. $5,000), and "Pink As The Day She Was Born" (U.S. $5,000) for a licensing fee of U.S. $20,000:

         (a)      cinematic rights, theatrical,non-theatrical, and public video;
         (b)      video rights, home video cassette andcommercial video;
         (c) ancillary rights, hotels, airlines, and ships flying the territory flag and without bookings in the United States;
         (d)      pay TV rights,terrestrial, cable, and satellite; and
         (e)      free TV rights, terrestrial, cable, and satellite.

         On or about November 3,1998, APII licensed the following rights in Malaysia to Suraya Film Production for five years with respect to "Tear It Down" and "Resolution" for a licensing fee of U.S. $2,500:

         (a) video rights,home video cassette, commercial video, and home sell-thru;
         (b) pay-per-viewrights, residential, non-residential, and demand view;
         (c)      pay TV rights,terrestrial, cable, and satellite; and
         (d)      free TV rights, terrestrial, cableand satellite.

         On or about March 25, 1998, APII licensed the following rights in Taiwan to Ta Lai Hwa Jaan Films Co., Ltd. for seven years with respect to "Killers" for licensing fee of U.S. $7,000:

         (a)      cinematic rights, theatrical,non-theatrical, and public video;
         (b) video rights, home video cassette, commercial video, home sell-thru, and video gram;
         (c) ancillary rights, hotelsairlines, and ships flying the Taiwanese flag and without bookings in the United States;
         (d) pay-per-view rights, residential, non-residential, and demand view;
         (e)      pay TV rights, terrestrial, cable, and satellite; and
         (f)      free TV rights,terrestrial, cable, and satellite.

         On or about May 20, 1998, APII licensed the following rights in Taiwan to Hwa Jaan Films Co. for seven years with respect to "Paper Dragon" for a licensing fee of U.S. $5,000:

         (a) video rights, home video cassette, commercialvideo, home sell-thru, video gram, and public video;
         (b) ancillary rights,hotels, airlines, and ships flying the Taiwanese flag and without bookings in the United States;
         (c) pay-per-view rights, residential, non-residential and demand view;
         (d)      pay TV rights, terrestrial, cable, and satellite; and
         (e)      free TV rights, terrestrial, cable, and satellite.

The following table categorizes the above information by motion picture, licensed country, licensee and date:

Lord Protector              Italy                       La Italiana Produzioni SAS               10/30/96
                            Poland                      Novola Corp. A.V.V.                      10/30/96
                            Russia                      Dream Co. Ltd.                           10/30/96
                            Taiwan                      USR Entertainment Inc.                   10/30/96
                            Latin America               Global Communications                    11/18/97
                            Turkey                      Yen Guven Filmcilik                      11/10/97
                            Indonesia                   Indo-American Entertain, Inc.            03/18/97
                            Thailand                    Right Pictures Co., Ltd.                 03/17/97
                            Hungary                     Power Video                              03/05/97
                            Malaysia                    Suraya Film Production                   03/02/98
                            Philippines                 Conrad Puzonnn                           03/02/98


                                       39


The Maze                    Latin America               Global Communications                    11/18/97
                            Russia                      Worldvision Communications               11/06/97
                            Italy                       Glickson Investments Ltd.                06/02/97
Lancelot                    Latin America               Global Communications                    11/19/97
                            Indonesia                   Pt Parkit Films                          11/10/97
                            Turkey                      Yen Guven Filmcilik                      11/10/97
                            Russia                      Worldvision Communications               11/06/97
                            Poland                      Nuvola Corporation AVV                   05/14/98
                            Malaysia                    Suraya Film Production                   03/02/98
Dead Homes                  Latin America               Global Communications                    11/18/97
                            Thailand                    Right Pictures Public Company            11/04/97
Destiny of Marty Fine       Latin America               Global Communications                    11/18/97
Killers                     Uruguay                     Mark Findley International Corp          11/11/97
                            France                      Metropolitan Film Export                 06/21/97
                            Brazil                      Park Pictures & Entertainment Corp.      06/24/97
                            Germany                     Splendid Film Gkein BmbH                 06/06/97
                            Benelux                     Exclusive Film and Video                 05/28/97
                            Malaysia                    Sunny Film Corporation Sdn Bhd           05/28/97
                            Peru, Ecuador Columbia      Aiwastar Ltd.                            05/28/97
                            Korea                       Oz Cinema                                03/17/97
                            Thailand                    Right Pictures Co., Ltd.                 03/17/97
                            Japan                       Pueblo Film Distribution Hungary Kft     03/01/97
                            United Kingdom              Third Millennium                         05/19/98
                            Spain                       Higher Dreams                            09/01/98
                            Former Yugoslavia           Zvammir Djordavic                        06/15/98
                            Hong Kong                   Mei Ah International                     03/02/98
                            Taiwan                      Ta Lai Hwa Jaaan Films                   03/25/98
                            India                       Global Film Dispural                     03/01/98
Final Game                  Indonesia                   Pt. Parkit Films                         11/10/97
Hollywood Blvd.             Russia                      Worldvision Communications               11/06/97
Paper Dragon                Taiwan                      HWA Jaan Films Co.                       05/20/98
                            Turkey                      Yen Taal Film                            03/02/98
                            Mexico                      Duplitek                                 03/03/98
                            Russia                      Worldvision Communications               02/27/98
                            Latin America               Global Communications                    02/27/98
The Gift                    Malaysia                    Suraya Film Production                   03/02/98
Salmon Run                  Malaysia                    Suraya Film Production                   03/02/98
Goodbye Paradise            Malaysia                    Suraya Film Production                   03/02/98
                            Russia                      Worldvision Communications               02/27/98
Resolution                  Russia                      Worldvision Communications               02/27/98

                           ALPINE ENTERTAINMENT, INC.
                                AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
              AS OF JUNE 30, 2000 (UNAUDITED) AND DECEMBER 31, 1999

                   ALPINE ENTERTAINMENT, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
              AS OF JUNE 30, 2000 (UNAUDITED) AND DECEMBER 31, 1999

                                                       2000            1999
                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                             141,908          38,049
  Due from non-consolidated affiliates                    1,091           1,091
  Employee Advances                                       1,500           1,500
  Prepaid Taxes                                             800             800
  Prepaid Expenses                                        8,650          17,175
    Total Current Assets                                153,949          58,615

PROPERTY AND EQUIPMENT, NET
                                                          9,907           9,222

OTHER ASSETS
  Deferred Offering Costs                                73,030          50,530
    Total Other Assets                                   73,030          50,530

TOTAL ASSETS                                            236,886         118,367
------------


                             LIABILITIES AND EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                  37,507          39,985
  Accounts payable - related parties                    552,621         300,322
  Distributor deposits                                   15,015          15,015
    Total Current Liabilities                           605,143         355,322

CONVERTIBLE PROMISSORY NOTE PAYABLE                   2,192,861       1,702,061

TOTAL LIABILITIES                                     2,798,004       2,057,383

STOCKHOLDERS DEFICIENCY
  Preferred stock, $0.0001 par value, 20 million
    shares authorized, zero issued and outstanding            -               -
  Common stock,$0.0001 par value, 100 million
    shares authorized, 1,582,500 and 1,582,500
    shares issued and outstanding as of June
    30, 2000 and 1999, respectively                         158             158
  Additional paid-in capital                         19,199,387      19,199,387
  Accumulated deficit                               (21,760,663)    (21,138,561)

TOTAL STOCKHOLDERS DEFICIENCY                        (2,561,118)     (1,939,016)

TOTAL LIABILITIES AND STOCKHOLDERS DEFICIENCY           236,886         118,367
---------------------------------------------

                   ALPINE ENTERTAINMENT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED)
                               AND JUNE 30, 1999

                                                       2000            1999
                                                  --------------  --------------
REVENUES
  Film license sales                              $      56,396   $      31,302
                                                  --------------  --------------

        Total Revenue                                    56,396          31,302

OPERATING EXPENSES
  Salaries and Wages                                     90,209         271,967
  Professional Fees                                      30,680          35,490
  General and Administrative                             26,294          13,286
  General Marketing                                       5,296           2,271
  Direct Film Marketing,
    Advertising, Distribution and
    Rework Expenses                                      80,640         219,197
  Rental Expenses                                        43,681          26,209
  Depreciation Expense                                    1,698           1,698
                                                  --------------  --------------

       Total Operating Expenses                         678,498         570,118

LOSS FROM OPERATIONS                                   (622,102)       (538,816)

OTHER EXPENSES
   Interest Expense                                  10,710,000               -

NET LOSS                                          $ (11,332,102)  $    (538,816)
--------                                          ==============  ==============



NET LOSS PER COMMON SHARE -
BASIC AND DILUTED                                 $       (7.16)  $       (0.34)
                                                  ==============  ==============

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING DURING
THIS PERIOD - BASIC AND DILUTED                       1,582,500       1,576,130

                   ALPINE ENTERTAINMENT, INC. AND SUBSIDIARIES
                  CONSOLIDATED INTERIM STATEMENT OF CASH FLOWS
           FOR THE SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED) AND 1999

                                                       2000            1999
                                                  --------------  --------------

CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                                          $ (11,332,102)       (538,816)
Depreciation Expense                                      1,698           1,698
Non Cash Interest Expense                            10,710,000               -
Changes in operating assets and liabilities:
  Decrease (increase) in:
     Employee advances                                        -              19
     Due from affiliates                                      -          75,409
     Prepaid Expenses                                     8,525               -
Increase (decrease) in:
     Accounts payable and accrued expenses              249,821         142,021
                                                  --------------  --------------
         Total adjustments                           10,970,044         219,147

            Net cash used in operating
             activities                                (362,058)       (319,669)
                                                  --------------  --------------

CASH FLOWS FROM INVESTING
 ACTIVITIES:
        Fixed Assets Purchased                           (2,383)              -
                                                  --------------  --------------

          Net cash provided by investing
          activities                                     (2,383)              -
                                                  --------------  --------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
      Proceeds from convertible
      promissory note                                   490,800         368,000
      Deferred offering costs                           (22,500)        (12,430)
                                                  --------------  --------------

Net cash used in financing activities                   468,300         355,570
                                                  --------------  --------------

Net increase in cash                                    103,859          35,901

Cash and Cash equivalents-beginning                      38,049           2,087
                                                  --------------  --------------

Cash and Cash equivalents-ending                  $     141,908   $      37,988
                                                  ==============  ==============

                   ALPINE ENTERTAINMENT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          AS OF JUNE 30, 2000 AND 2000
                          ----------------------------


NOTE 1            BASIS OF PRESENTATION
------            ---------------------

                  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations.

                  It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

                  For further information, refer to the audited financial statements and footnotes included in the company's Form SB-2 for the years ended December 31, 1999 and 1998.


NOTE 2            CONVERTIBLE PROMISSORY NOTE
------            ---------------------------

                  On May 5, 2000, the Company issued to an affiliate, Alpine Pictures, Inc. ("API"), a non-interest bearing promissory note (the "Note") for $1,890,000 due December 31, 2001. The principal amount to be repaid will be based on the total of periodic amounts drawn from the Note, which was $140,861 at June 30, 2000. In accordance with the Note, API agrees to provide the Company with $778,000 in postproduction services in addition to $37,000 per week to be funded beginning May 26, 2000 through November 17, 2000. The Note is convertible immediately in part or in whole, to the common stock of the Company at a price of $0.90 per share or a total of 2,100,000 shares, as amended for a three-for-ten reverse stock split, for the $1,890,000. (See Below) In addition, API may use or assign the Note in part or in full to pay a dividend to its shareholders or satisfy API's creditors. The Note contains a beneficial conversion feature whereby the intrinsic value is computed at the IPO price of $6.00 less the $0.90 conversion price of the debt or $5.10 per share. Consequently, the Company will recognize non-cash interest expense in the aggregate of $10,710,000 on the funding dates.


NOTE 3            RECAPITALIZATION
------            ----------------

                  In June 2000, the Company's Board of Directors authorized a three-for-ten reverse stock split of the Company's issued and outstanding shares. All share quantities, amounts, and per share data have been retroactively restated in the accompanying financial statements to give effect to the reverse to stock split.


NOTE 4            NON-CASH CHARGES TO OPERATIONS
------            ------------------------------

                  As reflected in the consolidated statements of operations and cash flows, the Company has incurred significant non-cash charges to operations during the six months ended June 30, 2000. These charges to operations amounted to $10,710,000 in the first six months of 2000 for a beneficial conversion feature on a convertible promissory note (See Note 2).

NOTE 5            GOING CONCERN
------            -------------

                  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $11,332,102 during the six months ended December 31, 1999, and has an accumulated deficit of $21,760,663 at December 31, 1999. These conditions raise substantial doubt about the Company's ability to continue as a going concern and if substantial additional funding is not acquired or alternative sources developed to meet the Company's working capital needs, management will be required to curtail its operations.

                  The Company intends to raise between $1.5 million (minimum) and $7.5 million (maximum) in the initial public offering which was submitted in 1999. In addition, the Company will receive funds and working capital advances from its affiliate at various dates during 2000 in exchange for a $1,890,000 promissory note. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

                           ALPINE ENTERTAINMENT, INC.
                                AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998

                   ALPINE ENTERTAINMENT, INC. AND SUBSIDIARIES


                                    CONTENTS
                                    --------

    PAGE       1      INDEPENDENT AUDITORS' REPORT

    PAGE       2      CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1999
                      AND 1998

    PAGE       3      CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
                      DECEMBER 31, 1999 AND 1998

    PAGE       4      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS'
                      DEFICIENCY FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

    PAGES    5 - 6    CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
                      DECEMBER 31, 1999 AND 1998

    PAGES   7 - 18    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER
                      31, 1999 AND 1998

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors of:
Alpine Entertainment, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Alpine Entertainment, Inc. and Subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, changes in stockholders' deficiency, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alpine Entertainment, Inc. and Subsidiaries as of December 31, 1999 and 1998 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a large accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



WEINBERG & COMPANY, P.A.


Boca Raton, Florida
June 6, 2000

                   ALPINE ENTERTAINMENT, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1999 AND 1998
                        --------------------------------

                                                       1999            1998
                                                  --------------  --------------

                                     ASSETS
                                     ------

CURRENT ASSETS
   Cash and cash equivalents                      $      38,049   $       2,087
   Due from non-consolidated affiliates                   1,091          76,000
   Employee advances                                      1,500           1,519
   Prepaid taxes                                            800             800
   Prepaid expenses                                      17,175               -
                                                  --------------  --------------
     Total Current Assets                                58,615          80,406
                                                  --------------  --------------

PROPERTY AND EQUIPMENT, NET                               9,222          10,837
                                                  --------------  --------------

OTHER ASSETS
   Deferred offering costs                               50,530          23,100
                                                  --------------  --------------
     Total Other Assets                                  50,530          23,100
                                                  --------------  --------------

TOTAL ASSETS                                      $     118,367   $     114,343
------------                                      ==============  ==============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

CURRENT LIABILITIES
   Accounts payable and accrued expenses          $      39,985   $      35,986
   Accounts payable - related parties                   300,322         243,556
   Distributor deposits                                  15,015          16,682
                                                  --------------  --------------
     Total Current Liabilities                          355,322         296,224

CONVERTIBLE PROMISSORY NOTE PAYABLE                   1,702,061               -
                                                  --------------  --------------

TOTAL LIABILITIES                                     2,057,383         296,224
                                                  --------------  --------------

STOCKHOLDERS' DEFICIENCY
   Preferred stock, $0.0001 par value, 20
     million shares authorized, zero issued
     and outstanding                                          -               -
   Common stock, $0.0001 par value, 100 million
     shares authorized, 1,582,500 and 1,507,500
     shares issued and outstanding as of
     December 31, 1999 and 1998, respectively               158             151
   Additional paid-in capital                        19,199,387       7,571,394
   Accumulated deficit                              (21,138,561)     (7,753,246)
                                                  --------------  --------------
                                                     (1,939,016)       (181,701)
   Less subscriptions receivable                              -             180
                                                  --------------  --------------

TOTAL STOCKHOLDERS' DEFICIENCY                       (1,939,016)       (181,881)
                                                  --------------  --------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY    $     118,367   $     114,343
----------------------------------------------    ==============  ==============

          See accompanying notes to consolidated financial statements.

                   ALPINE ENTERTAINMENT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ----------------------------------------------

                                                       1999            1998
                                                  --------------  --------------

REVENUES
   Film license sales                             $      76,762   $      50,518
                                                  --------------  --------------
     Total Revenues                                      76,762          50,518
                                                  --------------  --------------

OPERATING EXPENSES
   Compensation                                         665,012       3,610,197
   Consulting                                           299,147               -
   Professional fees                                    188,734          98,420
   Direct film marketing, advertising,
     distribution and rework expenses                   395,295         360,800
   General marketing                                     70,059          11,615
   Rental expenses                                       88,354          45,433
   Depreciation                                           2,815           2,264
   General and administrative                           124,661          75,414
                                                  --------------  --------------
     Total Operating Expenses                         1,834,077       4,204,143
                                                  --------------  --------------

LOSS FROM OPERATIONS                                 (1,757,315)     (4,153,625)

OTHER EXPENSES
   Interest expense                                  11,628,000               -
                                                  --------------  --------------

NET LOSS                                          $ (13,385,315)  $  (4,153,625)
--------                                          ==============  ==============

   NET LOSS PER COMMON SHARE - BASIC AND DILUTED  $       (8.50)  $       (2.76)
                                                  ==============  ==============

   WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
     DURING THE PERIOD - BASIC AND DILUTED            1,574,075       1,507,500
                                                  ==============  ==============

          See accompanying notes to consolidated financial statements.

                                  ALPINE ENTERTAINMENT, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                                ----------------------------------------------

                                                                                                    Additional
                                          Common Stock             Limited Partnership Interest      Paid-in
                                      Shares          Amount          Units           Amount         Capital
                                  --------------  --------------  --------------  --------------  --------------
BALANCE, DECEMBER 31, 1997              967,500   $          97          228.60   $   1,024,742   $   3,008,500

Capital from private
  placement to minority
  interest                                    -               -               -               -         588,937
Merger of limited partnership
  representing minority
  interests                                   -               -         (228.60)     (1,024,742)        964,478
Issuance of common stock to
  affiliate                             540,000              54               -               -       3,239,946
Subscriptions received                        -               -               -               -               -
Write-off of deferred
  offering costs                              -               -               -               -        (230,467)
Net loss 1998                                 -               -               -               -               -
                                  --------------  --------------  --------------  --------------  --------------

BALANCE, DECEMBER 31, 1998            1,507,500             151               -               -       7,571,394

Recapitalization:
  Shares issued to original
    shareholders of Alpine
    Entertainment, Inc.                  75,000               7               -               -              (7)
Subscriptions received                        -               -               -               -               -
Beneficial conversion feature                 -               -               -               -      11,628,000
Net loss 1999                                 -               -               -               -               -
                                  --------------  --------------  --------------  --------------  --------------

BALANCE, DECEMBER 31, 1999            1,582,500   $         158               -   $           -   $  19,199,387
--------------------------        ==============  ==============  ==============  ==============  ==============

(CONTINUED)

                                    Corporation        Partnership
                                    Accumulated        Accumulated      Subscription
                                      Deficit            Deficit         Receivable           Total
                                   ---------------    --------------    --------------    --------------
BALANCE, DECEMBER 31, 1997         $   (3,599,621)    $     (60,264)    $        (323)    $     373,131


Capital from private
  placement to minority
  interest                                      -                 -                 -           588,937
Merger of limited partnership
  representing minority
  interests                                     -            60,264                 -                 -
Issuance of common stock to
  affiliate                                     -                 -              (180)        3,239,820
Subscriptions received                          -                 -               323               323
Write-off of deferred
  offering costs                                -                 -                 -          (230,467)
Net loss 1998                          (4,153,625)                -                 -        (4,153,625)
                                   ---------------    --------------    --------------    --------------

BALANCE, DECEMBER 31, 1998             (7,753,246)                -              (180)         (181,881)

Recapitalization:
  Shares issued to original
    shareholders of Alpine
    Entertainment, Inc.                         -                 -                 -                 -
Subscriptions received                          -                 -               180               180
Beneficial conversion feature                   -                 -                 -        11,628,000
Net loss 1999                         (13,385,315)                -                 -       (13,385,315)
                                   ---------------    --------------    --------------    --------------

BALANCE, DECEMBER 31, 1999         $  (21,138,561)    $           -     $           -     $  (1,939,016)
--------------------------         ===============    ==============    ==============    ==============

                         See accompanying notes to consolidated financial statements.

                                                      4

                   ALPINE ENTERTAINMENT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ----------------------------------------------

                                                       1999            1998
                                                  --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Loss                                       $ (13,385,315)  $  (4,153,625)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation                                         2,815           2,264
     Compensation from capital stock issuance                 -       3,239,820
     Interest expense                                11,628,000               -
     Changes in operating assets and liabilities:
       (Increase) decrease in:
         Prepaid expenses                               (17,175)              -
       Increase (decrease) in:
         Bank overdraft                                       -          (6,518)
         Accounts payable and accrued expenses            3,999            (985)
         Accounts payable - related parties              56,766               -
         Other liabilities                                    -          (8,591)
         Distributor deposits                            (1,667)         14,676
                                                  --------------  --------------
           Net cash used in operating activities     (1,712,577)       (912,959)
                                                  --------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Employee advances                                         19             440
   Due from non-consolidated affiliates                  74,909         275,715
   Purchase of property and equipment                    (1,200)         (5,573)
                                                  --------------  --------------
     Net cash provided by investing activities           73,728         270,582
                                                  --------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from the issuance of common stock               180         424,008
   Due to affiliate                                   1,702,061         243,556
   Deferred offering costs                              (27,430)        (23,100)
                                                  --------------  --------------
     Net cash provided by financing activities        1,674,811         644,464
                                                  --------------  --------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                35,962           2,087

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR             2,087               -
                                                  --------------  --------------

CASH AND CASH EQUIVALENTS - END OF YEAR           $      38,049   $       2,087
---------------------------------------           ==============  ==============

          See accompanying notes to consolidated financial statements.

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
---------------------------------------------------------

         During 1999, the Company issued 75,000 shares of its common stock under an agreement and plan of reorganization (See Note 12).

         During 1998, 540,000 shares of common stock were issued to certain directors, officers, and affiliates of APII, which in turn were recorded as subscriptions receivable at 1998, and paid in the following year. Non-cash compensation expense was recognized in accordance with SFAS 123.

         During 1998, APII issued 403,441 shares of common stock in exchange for partnership units in accordance with an Agreement of Merger (See Note
         6). The $964,478 value is reflected in the statement of changes in stockholders' deficiency as additional paid-in capital from merger with limited partnership minority stockholders.

NOTE 1            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------            ------------------------------------------

                  (A) DESCRIPTION OF BUSINESS
                  ---------------------------

                  Alpine Entertainment, Inc. ("AEI") was incorporated in Delaware on November 5, 1998 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business.

                  On February 9, 1999, AEI acquired 69.9% of Alpine Pictures International, Inc. ("APII") in a transaction accounted for as a recapitalization of APII (See Note 12). The accompanying consolidated financial statements reflect the historical operations of APII for the periods presented and those of AEI from the recapitalization date.

                  APII is a California corporation formed in August 1996 and engaged in the business of distributing, marketing, licensing, and selling motion picture in all markets, including domestic and international theatrical exhibition, home video, network television, cable television, pay per view cable television, non-theatrical exhibitors such as airlines, schools, hospitals, libraries, hotels, syndicate television and related markets. APII may also have the right to license the ancillary rights for motion pictures for which it enters into distribution agreements, including soundtrack music and merchandising items. APII enters into distribution agreements with affiliated and unaffiliated motion picture producers. The distribution agreements generally provide for APII to be allocated a percentage of gross revenues from the motion pictures which it licenses and distributes, as well as to be repaid advances, if any, which it makes to producers and to be reimbursed its distribution and film rework expenses (See Note 10(A).

                  In February 1999, Alpine Television, Inc. ("ATI"), a wholly owned subsidiary of AEI, was incorporated in Delaware to distribute and develop entertainment media projects for presentation on television, including pay-per-view, pay, network, syndication or basic cable television.

                  The consolidated entities are hereinafter referred to as the "Company."

                  (B) PRINCIPLES OF CONSOLIDATION
                  -------------------------------

                  The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions are eliminated in consolidation.

                  (C) USE OF ESTIMATES
                  --------------------

                  In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

                  (D) CASH AND CASH EQUIVALENTS
                  -----------------------------

                  For purpose of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at time of purchase to be cash equivalents.

                  (E) PROPERTY AND EQUIPMENT
                  --------------------------

                  Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:

                      Equipment                                  5 Years
                      Furniture and fixtures                     7 Years

                  (F) DEFERRED OFFERING COSTS
                  ---------------------------

                  Direct offering costs of equity offerings are deferred and charged to equity as proceeds are received. Deferred offering costs at December 31, 1999 relate to the Form SB-2 offering (See Note 8).

                  (G) INCOME TAXES
                  ----------------

                  The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement No. 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those measured using enacted tax rates expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates in recognized is income in the period that includes the enactment date.

                  (H) REVENUE RECOGNITION
                  -----------------------

                  The Company recognizes revenue in accordance with Statement of Financial Standards No. 53, "Financial Reporting by Producers and Distributors of Motion Picture Films" ("SFAS 53"). Under SFAS 53, a producer or distributor recognizes revenue when the license fee is known, the film costs have been reasonably determined, the film has been shipped and accepted by the sub-licensee distributor and is available for showing, and collectibility of the full license fee is assured. Based on Company experience, collectibility of the full license fee is assured only upon cash receipt from the sub-licensee distributor. Therefore, under the Company's flat fee type contracts, revenue is recognized upon receipt of final payment from and the shipment to and acceptance by the sub-licensee distributor. Under revenue sharing type contracts, revenue is recognized as payments are received from the sub-licensee distributor. Initial deposits on sub-licensee distributor contracts are recorded as distributor deposits and recognized when the final payment is received and the film is shipped to and accepted by the sub-licensee distributor.

                  (I) DIRECT FILM MARKETING, ADVERTISING, DISTRIBUTION, AND
                  ---------------------------------------------------------
                  REWORK EXPENSE
                  --------------

                  The Company incurs certain film pre-release and post-release marketing and advertising expenses, distribution expense, and film rework expenses such as adding subtitles or dubbing or other editing required to prepare the films for distribution in foreign geographic markets. The Company considers such expenses to be period costs and accordingly expenses them in the period incurred. Contractual terms with each film producer allow the Company to recoup its marketing, advertising, distribution and rework costs, subject to limitations as defined in each contract, from future revenues generated from the film. Such recoupment amounts, when received, are recorded as an offset against the current film marketing, advertising, and rework expense.

                  (J) CONCENTRATIONS
                  ------------------

                  There were no financial instruments that potentially subject the Company to significant concentration of credit risk at December 31, 1999 and 1998. The following is an approximate summary of the percentage of film sales by geographic region.

                                                    1999           1998
                                                 -----------    -----------
                            Japan                       25%             -
                            France                      20%             6%
                            Spain                       18%             -
                            United States               13%             -
                            Latin America               10%            20%
                            Netherlands                  6%             -
                            England                      3%             8%
                            Hong Kong                    2%             -
                            Indonesia                    1%             -
                            Thailand                     1%             5%
                            Philippines                  1%            10%
                            Italy                        -             25%
                            Germany                      -             12%
                            Argentina                    -              7%
                            Taiwan                       -              4%
                            Russia                       -              3%
                                                 -----------    -----------
                                                       100%           100%
                                                 ===========    ===========
                  (K) PER SHARE DATA
                  ------------------

                  Net loss per common share for the years ended December 31, 1999 and 1998 is computed by dividing net loss by the weighted average common shares outstanding during the year as defined by Financial Accounting Standards, No. 128, "Earnings per Share". The weighted average shares at December 31, 1998 have been retroactively restated to reflect a nominal issuance of 540,000 shares on December 31, 1998 as if the issuance occurred on January 1, 1998, in accordance with SAB Topic 4-D (See Note 4(B)). In addition the weighted average shares at December 31, 1998 and 1999 have been retroactively restated to reflect only the common shares issued to the majority shareholders of APII at the recapitalization date (See Notes 1(A) and 12) and the three-for-ten reverse stock split authorized in June 2000, before the issuance of the accompanying consolidated financial statements. (See Note 15)

                  As of December 31, 1999, there were 2,280,000 shares for a convertible promissory note that could potentially dilute basic EPS in the future which were not included in the computation of diluted earnings per share due to their anti-dilutive effect.

                  (L) RECLASSIFICATIONS
                  ---------------------

                  Certain amounts in 1998 financial statements have been reclassified to conform to the 1999 presentation.

NOTE 2            PROPERTY AND EQUIPMENT
------            ----------------------

                  Property and equipment at December 31, 1999 and 1998 consists of the following:

                                                       1999            1998
                                                  --------------  --------------

                  Equipment                       $      11,722   $      10,522
                  Furniture and fixtures                  4,377           4,377
                                                  --------------  --------------
                                                         16,099          14,899
                  Less accumulated depreciation          (6,877)         (4,062)
                                                  --------------  --------------
                                                  $       9,222   $      10,837
                                                  ==============  ==============

NOTE 3            CONVERTIBLE PROMISSORY NOTE
------            ---------------------------

                  On August 6, 1999, the Company issued to an affiliate, Alpine Pictures, Inc., a non-interest bearing convertible promissory note (the "Note") for $2,052,000 due December 31, 2001. The principal amount to be repaid is based on the total of periodic cash amounts drawn from the Note, which was $1,702,061 at December 31, 1999. The remaining amount was funded after December 31, 1999. The Note is convertible immediately in part or in whole to common stock of the Company for the price of $0.90 per share or a total of 2,280,000 shares, amended for a three-for-ten stock split, (See Notes 4(B) and 15). In addition, Alpine Pictures, Inc. may use or assign the Note in part or in full to pay a dividend to its shareholders or satisfy Alpine Pictures, Inc.'s creditors. The Note contains a beneficial conversion feature whereby the intrinsic value is computed at the proposed IPO price of $6.00 less the $0.90 conversion price of the debt or $5.10 per share (See Note 8). Consequently, the Company recognized non-cash interest in the aggregate of $11,628,000 during 1999 based on the commitment to fund the $2,052,000 as of December 31, 1999 (See Note 15 for additional convertible promissory note after year end).

NOTE 4            STOCKHOLDERS' DEFICIENCY
------            ------------------------

                  (A) PREFERRED STOCK
                  -------------------

                  The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights preferences as may be determined from time to time by the Board of Directors. No preferred shares have been issued through the date of this report.

                  (B) COMMON STOCK
                  ----------------

                  The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value.

                  The Company authorized a three-for-ten reverse stock split during June 2000, before the issuance of the accompanying financial statements. All share quantities and amounts in the accompanying consolidated financial statements have been retroactively restated to effect the reverse stock split. (See
                  Note 15)

                  During 1999, the Company issued 75,000 shares of its common stock to acquire 69.9% of Alpine Pictures International, Inc. (See Note 12).

                  During 1998, APII issued 540,000 common shares to an affiliate for a $180 subscription receivable. APII recognized $3,239,820 in compensation expense based upon the proposed $6.00 public offering price as effected by a three-for-ten reverse stock split on the issued and outstanding shares. (See Note 15) The resulting valuation price is $1.80 per share.

NOTE 5            PARTNERSHIP AGREEMENT
------            ---------------------

                  In 1996, a limited partnership was formed known as Alpine Releasing Partners I, LP ("ARP") (See Note 6). Alpine Pictures International, Inc. ("APII") was named as general partner. Under the terms of the partnership agreement, (a) the partnership shall continue for ten (10) years unless terminated sooner by the partners, (b) in general, income and loss shall be allocated annually to the general partner 1% and limited partners 99%. In February 1998 ARP was merged into APII (See Note 6).

NOTE 6            MERGER OF ALPINE PICTURES INTERNATIONAL, INC. AND ALPINE
------            --------------------------------------------------------

                  RELEASING PARTNERS I, LP
                  ------------------------

                  On December 17, 1997, APII entered into an Agreement of Merger (the "Agreement") to merge ARP into APII with APII as the surviving entity. Under the terms of the Agreement, the effective date of the merger was February 15, 1998 and APII issued one share of its common stock for each $0.85 of limited partnership interest. This resulted in a total issuance by APII of 403,441 shares of its common stock to the limited partners. The $964,478 value is reflected in the statement of changes in stockholders deficiency as additional paid-in capital from merger with limited partnership minority shareholders.

NOTE 7            PRIVATE PLACEMENTS
------            ------------------

                  In July 1997 the APII issued a Private Placement Memorandum (the "Placement") under the Securities and Exchange
                  Commission Regulation CE Section 3(b), Rule 1001, of the Securities Act of 1933, as amended, and under Section 25102(n) of the California Corporations Code to offer 294,000 shares of its common stock, no par value, with an option to increase the offering by up to an additional 36,000 shares for a maximum offering of 330,000 shares. Under terms of the Placement, the shares were offered on a "best efforts" basis at $1.00 per share in minimum units of 20,000 shares with no minimum capitalization required by APII.

                  Under the Placement, which terminated in 1998, APII issued 243,491 shares of common stock for total proceeds of $811,637 of which 176,681 shares were issued during 1998 for proceeds to APII of $588,937. In addition, offering expenses of $319,605 were incurred under the private placement, of which $230,467 was charged against equity in 1998. These share quantities have been adjusted for the reverse stock split. (See Note 15)

NOTE 8            LETTER OF INTENT FOR INITIAL PUBLIC OFFERING
------            --------------------------------------------

                  In May 1999, the Company executed a letter of intent (the "Letter") with an investment banking firm whereby the investment banking firm is to make a best efforts initial public offering (the "offering") of units of common stock and warrants of the Company at $6.00 per unit, aggregating between

                  $1.5 million (minimum) and $7.5 million (maximum). Under the Letter, the Company is committed to pay the investment banking firm $5,000 per month. In addition, certain offering expenses incurred by the investment banking firm, up to $85,000, are reimbursable by the Company whether or not the offering is consummated.

                  On September 9, 1999, Form SB-2/A was filed relating to the above offering. As of December 31, 1999, no shares were issued under this offering. As of the date of the accompanying audit report the Form SB-2/A has not become effective and is pending further comments from the Securities and Exchange Commission.

NOTE 9            INCOME TAXES
------            ------------

                  There was no current income tax expense or benefit in 1999 and 1998 due to the Company's net losses. The tax effects of temporary differences that give rise to significant portions of deferred tax assets at December 31 are as follows:

                                                       1999            1998
                                                  --------------  --------------
                  Deferred tax assets:
                  Net operating loss carryforward $   1,100,000   $     513,000
                  Stock based compensation            2,078,941       2,078,941
                                                  --------------  --------------
                  Total gross deferred tax assets     3,188,941       2,591,941
                  Less valuation allowance           (3,188,941)     (2,591,941)
                                                  --------------  --------------
                  Net deferred tax assets         $           -   $           -
                                                  ==============  ==============

                  At December 31, 1999, the Company had net operating loss carryforwards of approximately $3,265,000 for income tax purposes, available to offset future taxable income expiring on various dates through 2019. The valuation allowance for deferred tax assets as of January 1, 1999 was approximately $2,591,941. The net change in the total valuation allowance for the year ended December 31, 1999 was an increase of approximately $597,000.

NOTE 10           OPERATING AGREEMENTS
-------           --------------------

                  (A) AGREEMENTS WITH PRODUCERS/OWNERS
                  ------------------------------------

                  As part of its primary operations, the Company enters into agreements with various producers/owners (the "owner") of feature films (the "film") to act as distributor agent of the owner for the sales, collections and servicing of the film in specified media and geographic territories, for a stipulated term. Under the agreements, various provisions exist for extension and/or cancellation of the contracts, limited reworking of the film to meet local country requirements, and sublicensing of distribution by the Company. The Company generally retains a percentage fee based on gross receipts from film sales, as defined in the agreements, and is allowed reimbursement of out-of-pocket sales, marketing, distribution, servicing, rework technical materials, and other customary expenses incurred up to a stipulated cap from the remaining gross receipts. The balance after the Company's fee and out-of-pocket expenses is payable to the owner. Under certain agreements the owner is paid a stipulated percentage out of gross receipts before any fee and/or expense distributions to the Company.

                  (B) LICENSING AGREEMENTS WITH DISTRIBUTORS
                  ------------------------------------------

                  The Company enters into licensing agreements with sub-distributors for distribution of films for which the Company is the agent of producers/owners, as discussed above. The agreements generally stipulate a fixed fee and less commonly, royalty fees or a combination thereof allowing the sub-distributor to distribute certain films within a specified territory. The Company generally obtains a non-refundable deposit from distributors, which is recorded as a deposit liability until the film is delivered to and balance received from the distributor, or the agreement is canceled.

                  (C) CONSULTING AGREEMENT
                  ------------------------

                  In August 1998, APII entered into an agreement with a firm whereby the firm was to provide certain stipulated services relating to positioning APII to enter the public capital markets.

                  The firm provided a holding company to effect a business combination (See Note 12). The holding company was 100% owned by the firm before the business combination. In consideration for these services APII paid the firm $60,000 in 1998 and $40,000 in 1999 which is included in the statement of operations as professional fees.

                  In addition, the firm was to receive a five-year transferable warrant to acquire up to 250,000 shares of the holding company's common stock at the purchase price of $1.00 per share. As of the date of the accompanying audit report the Company has not issued these warrants and has not amended the agreement to change the quantity of warrants pursuant to the reverse stock-split. (See Note 15)

                  (D) OPERATING LEASE
                  -------------------

                  On August 3, 1999, ATV entered into an operating lease agreement commencing on April 15, 2000 and terminating on April 14, 2003 for $11,772 per month. The lease contains an option to extend for a two-year period.

                  Future minimum lease payments at December 31, 1999 are as follows:

                        December 31, 2000                         $      94,176
                               2001                                     141,264
                               2002                                     141,264
                               2003                                      47,088
                                                                  --------------
                                                                  $     423,792
                                                                  ==============

                  (E) SERVICE AGREEMENTS
                  ----------------------

                  On September 27, 1999, ATV entered into a service agreement with a company (the "Lender") for the services of an individual (the "Artist") to serve as an officer of ATV. The agreement is for a three-year period commencing October 1, 1999. The compensation for these services is as follows:

                        Year #1
                        -------

                        The Artist will receive a $250,000 annual salary. The Lender will receive 150,000 options to purchase shares of the Company's common stock at the pre IPO price of $3.00 per share to be exercised when fully vested but not before October 1, 2000. In addition, the Lender will also be awarded 150,000 shares of the Company's common stock upon the official date of the IPO.

                        Year #2
                        -------

                        The Artist will receive a $375,000 annual salary. The Lender will receive 150,000 options to purchase the Company's common stock at the IPO price of $3.00 per share to be exercised when fully vested but not before October 1, 2001. In addition, the Lender will be awarded 150,000 shares of common stock in October 1, 2000.

                        Year #3
                        -------

                        The Artist will receive a $400,000 annual salary. The Lender will receive 200,000 options to purchase the Company's common stock at the IPO price of $3.00 per share to be exercised when fully vested but not before October 1, 2002. In addition, the Lender will be awarded 200,000 shares of common stock in October 1, 2001.

                        In addition, the Lender will receive certain contingent payments as follows: (a) 8% of ATV's share of the net profits derived for all projects developed and (b) contingent payments upon the obtaining by the Lender/Artist of investment capital for ATV starting at 5% for the first one million dollars and decreasing by 1% for each subsequent one million dollars.

                  (F) EMPLOYMENT AGREEMENT
                  ------------------------

                  On September 27, 1999, ATV entered into an employment agreement with an individual to serve as an officer of ATV. The agreement is for a three-year period commencing October 1, 1999. The compensation for these services is as follows:

                        Year #1
                        -------

                        The individual will receive a $250,000 annual salary and will receive 150,000 options to purchase shares of the Company's common stock at the pre IPO price of $3.00 per share to be exercised when fully vested but not before October 1, 2000. In addition, the individual will also be awarded 150,000 shares of the Company's common stock upon the official date of the IPO.

                        Year #2
                        -------

                        The individual will receive a $375,000 annual salary and will receive 150,000 options to purchase the Company's common stock at the IPO price of $3.00 per share to be exercises when fully vested but not before October 1, 2001. In addition the individual will be awarded 150,000 shares of common stock in October 1, 2000.

                        Year #3
                        -------

                        The individual will receive a $400,000 annual salary and will receive 200,000 options to purchase the Company's common stock at the IPO price of $3.00 per share to be exercised when fully vested but not before October 1, 2002. In addition, the individual will be awarded 200,000 shares of common stock in October 1, 2001.

                        In addition, the individual will receive certain contingent payments as follows: (a) 8% of ATV's share of the net profits derived for all projects developed and
                        (b) contingent payments upon the obtaining by the individual of the investment capital for ATV starting at 5% for the first one million dollars and decreasing by 1% for each subsequent one million dollars.

NOTE 11           RELATED PARTY TRANSACTIONS
-------           --------------------------

                  During 1998 and 1997 investor lead lists were purchased from a non-combined affiliate, First National Information Network, Inc. (FNIN) for an aggregate amount of $163,457.

                  Such investor lists were used in marketing campaigns to sell shares of common stock under the private placements (See Note
                  7). Accordingly, $118,604 was charged against equity in 1998. The Company also periodically advanced funds to FNIN. The net effect of amounts due to FNIN for investors lead list purchases and advances due from FNIN totaled $76,000 at December 31, 1998, and is reflected as due from non-combined affiliates in current assets at that date. The amount of $76,000 was repaid in January 1999.

                  During 1998 the Company issued 540,000 shares of common stock to an affiliate, Alpine Pictures, Inc. (See Note 3(B)).

                  The Company's affiliate, Alpine Pictures, Inc. borrows funds from, or lends funds to, and pays certain shared office expenses of the Company. The net effect of these transactions resulted in a due to affiliate of $300,322 and $243,556 at December 31, 1999 and 1998, respectively.

                  See Notes 3 and 15 for the issuance of convertible promissory notes to Alpine Pictures, Inc.

                  The Company periodically enters into distribution agreements with Alpine Pictures, Inc. to distribute films produced by this affiliate.

NOTE 12           AGREEMENT AND PLAN OF REORGANIZATION
-------           ------------------------------------

                  Under an agreement dated February 9, 1999, effective February 10, 1999, (the ("Effective Date"), Alpine Entertainment, Inc., ("AEI") acquired approximately 69.9% of the issued and outstanding shares of common stock of Alpine Pictures International, Inc. ("APII") from consenting stockholders in exchange for common stock of AEI. The 30.1% minority interest of non-consenting stockholders is comprised of the shares held by the former limited partners of ARP (See Note 5) that they received from APII under the terms of the Merger Agreement discussed in Note 6 and all shares issued under the private placements. (See Note 7)

                  Under the terms of the agreement, shares were exchanged at a ratio of one share of AEI for every share of the APII. As a result of the exchange, APII became a majority owned subsidiary of AEI and the consenting stockholders of APII became stockholders of approximately 96% of AEI.

                  Generally Accepted Accounting Principles require that the company whose shareholders retain a majority interest in a combined business be treated as the acquirer for accounting purposes. As a result, the acquisition was treated as an acquisition of AEI by APII and a recapitalization of APII. The

                  Company's financial statements include the following: (1) The Balance Sheet consists of APII's net assets at historical cost and AEI's net assets at historical cost, (2) the non-consenting stockholders are treated in the consolidated financial statements as minority stockholders of APII, the legal subsidiary, and (3) the Statement of Operations includes APII's operations for the period presented and AEI's operations from the date of acquisition.

                  At the Effective Date, a minority interest value was not recorded since there was a net stockholders' deficiency in APII. The Company decreased the carrying value of the common stock by $65 to reflect the issuance of 1,507,500 shares only to majority stockholders of APII and charged the $65 to additional paid-in capital. As of December 31, 1999, due to continuing losses in 1999, there is no liability to the minority stockholders of APII since AEI acquired the net liabilities of APII and APII incurred a net loss for the year ended December 31, 1999.

NOTE 13           GOING CONCERN
-------           -------------

                  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $13,385,315 during the year ended December 31, 1999, had a negative cash flow from operating activities of $1,712,577, and has an accumulated deficit of $21,138,561 at December 31, 1999. These conditions raise substantial doubt about the Company's ability to continue as a going concern and if substantial additional funding is not acquired or alternative sources developed to meet the Company's working capital needs, management will be required to curtail its operations.

                  The Company intends to raise between $1.5 million (minimum) and $7.5 million (maximum) in the initial public offering which was submitted in 1999 (See Note 8). In addition, the Company will receive funds and working capital advances from its affiliate at various dates during 2000 in exchange for a $1,890,000 promissory note (See Note 15). Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

NOTE 14           NON-CASH CHARGES TO OPERATIONS
-------           ------------------------------

                  As reflected in the consolidated statements of operations and cash flows, the Company has incurred significant non-cash charges to operations during the years ended December 31, 1999 and 1998. These charges to operations amounted to $3,239,820 in 1998 for stock based compensation (See Note 4(B)) and $11,628,000 in 1999 for a beneficial conversion feature on a convertible promissory note (See Note 3). In addition, the Company will recognize approximately $10,710,000 of non-cash interest expense in 2000 relating to a beneficial conversion feature (See Note 15).

NOTE 15           SUBSEQUENT EVENTS
-------           -----------------

                  On May 5, 2000, the Company issued to an affiliate, Alpine Pictures, Inc. ("API"), a non-interest bearing promissory note (the "Note") for $1,890,000 due December 31, 2001. The principal amount to be repaid will be based on the total of periodic amounts drawn from the Note, which was $150,000 at May 1, 2000. Pursuant to the Note, API agrees to provide the Company with $778,000 in postproduction services in addition to $37,000 per week to be funded beginning May 26, 2000 through November 17, 2000. The Note is convertible immediately in part or in whole, to the common stock of the Company at a price of $0.90 per share or a total of 2,100,000 shares, as amended for a three-for-ten reverse stock split, for the $1,890,000. (See Below) In addition, API may use or assign the
                  Note in part or in full to pay a dividend to its shareholders or satisfy API's creditors. The Note contains a beneficial conversion feature whereby the intrinsic value is computed at the IPO price of $6.00 less the $0.90 conversion price of the debt or $5.10 per share. Consequently, the Company will recognize non-cash interest expense in the aggregate of $10,710,000 on the funding dates.

                  In June 2000, the Company's Board of Directors authorized a three-for-ten reverse stock split of the Company's issued and outstanding shares. All share quantities, amounts, and per share data have been retroactively restated in the accompanying financial statements to give effect to the reverse to stock split.

                       ALPINE PICTURES INTERNATIONAL, INC.
                       -----------------------------------
                            (FORMERLY ALPINE PICTURES
                            -------------------------
                        INTERNATIONAL, INC. AND AFFILIATE
                        ---------------------------------
                            (A LIMITED PARTNERSHIP))
                            ------------------------
                              FINANCIAL STATEMENTS
                              --------------------
                        AS OF DECEMBER 31, 1998 AND 1997
                        --------------------------------

                                    CONTENTS
                                    --------

PAGE      1    -  INDEPENDENT AUDITORS REPORT


PAGE      2    -  BALANCE SHEETS AS OF DECEMBER 31, 1998 AND 1997


PAGE      3    -  STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
                  DECEMBER 31, 1998 AND 1997


PAGE      4    -  STATEMENT OF CHANGES IN EQUITY FOR THE YEARS
                  ENDED DECEMBER 31, 1998 AND 1997

PAGE    5 - 6  -  STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
                  DECEMBER 31, 1998 AND 1997

PAGE   7 - 16  -  NOTES TO FINANCIAL STATEMENTS AS OF
                  DECEMBER 31, 1998 AND 1997

                           INDEPENDENT AUDITORS REPORT
                           ---------------------------


                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors of:
 Alpine Pictures International, Inc.

We have audited the accompanying balance sheet of Alpine Pictures International, Inc. as of December 31, 1998 and the combined balance sheet of Alpine Pictures International, Inc. and affiliate (a limited partnership) as of December 31, 1997 and the related statements of operations, changes in equity (deficit), and cash flows for the year ended December 31, 1998 and the related combined statements of operations, changes in equity (deficit), and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alpine Pictures International, Inc. as of December 31, 1998 and the financial position of Alpine Pictures International, Inc. and affiliate (a limited partnership) as of December 31, 1997 and the results of their operations and their cash flows for the two years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has suffered recurring losses from operations and has a large accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                         WEINBERG & COMPANY, P.A.

Boca Raton, Florida
June 6, 1999 (except for Note 12(c) as to which the date is October 15, 1999

                       ALPINE PICTURES INTERNATIONAL, INC.
                  (FORMERLY ALPINE PICTURES INTERNATIONAL, INC.
                     AND AFFILIATE (A LIMITED PARTNERSHIP))
                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997
                           --------------------------

                                     ASSETS
                                     ------
                                                                       1997
                                                       1998          Combined
                                                  --------------  --------------

CURRENT ASSETS
 Cash and cash equivalents                        $       2,087   $           -
 Due from non-combined affiliates                        76,000         260,715
 Employee advances                                        1,519           1,959
 Prepaid taxes                                              800             800
                                                  --------------  --------------

    Total Current Assets                                 80,406         263,474
                                                  --------------  --------------

DUE FROM NON-COMBINED AFFILIATE                               -          91,000
                                                  --------------  --------------

PROPERTY AND EQUIPMENT, NET                              10,837           7,528
                                                  --------------  --------------

OTHER ASSETS
 Deferred offering costs                                 23,100          65,215
                                                  --------------  --------------

    Total Other Assets                                   23,100          65,215
                                                  --------------  --------------

TOTAL ASSETS                                      $     114,343   $     427,217
------------                                      ==============  ==============

                        LIABILITIES AND EQUITY (DEFICIT)
                        --------------------------------

CURRENT LIABILITIES
 Bank overdraft                                   $           -   $       6,518
 Accounts payable and accrued expenses                   35,986          36,971
 Due to affiliate                                       243,556               -
 Other current liabilities                                    -           8,591
 Distributor deposits                                    16,682           2,006
                                                  --------------  --------------
       Total Current Liabilities                        296,224          54,086
                                                  --------------  --------------
TOTAL LIABILITIES                                       296,224          54,086
                                                  --------------  --------------

COMMITMENTS AND CONTINGENCIES

EQUITY (DEFICIT)                                       (181,881)        373,131
                                                  --------------  --------------

TOTAL LIABILITIES AND EQUITY (DEFICIT)            $     114,343   $     427,217
--------------------------------------            ==============  ==============

                See accompanying notes to financial statements.

                       ALPINE PICTURES INTERNATIONAL, INC.
                  (FORMERLY ALPINE PICTURES INTERNATIONAL, INC.
                     AND AFFILIATE (A LIMITED PARTNERSHIP))
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                 ----------------------------------------------

                                                                       1997
                                                       1998          Combined
                                                  --------------  --------------

REVENUES
 Film license sales                               $      50,518   $      74,532
                                                  --------------  --------------

      Total Revenues                                     50,518          74,532
                                                  --------------  --------------

OPERATING EXPENSES
 Compensation                                         3,610,197       3,104,239
 Commissions                                                  -          20,628
 Professional fees                                       98,420         101,787
 General and administrative                              75,414         138,146
 General marketing                                       11,615          10,953
 Direct film marketing, advertising,
  distribution and rework expenses                      360,800         270,554
 Rental expenses                                         45,433          12,744
 Depreciation                                             2,264           1,798
                                                  --------------  --------------

      Total Operating Expenses                        4,204,143       3,660,849
                                                  --------------  --------------

NET LOSS FROM OPERATIONS                             (4,153,625)     (3,586,317)
                                                  --------------  --------------

OTHER INCOME
 Other income                                                 -           3,909
                                                  --------------  --------------

NET LOSS                                          $  (4,153,625)  $  (3,582,408)
--------                                          ==============  ==============

Net loss per common share basic and diluted       $       (0.61)  $       (1.66)
                                                  ==============  ==============

Weighted average number of
 shares outstanding during
 the period basic and diluted                         6,858,349       2,150,000
                                                  ==============  ==============

                See accompanying notes to financial statements.

                       ALPINE PICTURES INTERNATIONAL, INC.
                  (FORMERLY ALPINE PICTURES INTERNATIONAL, INC.
                     AND AFFILIATE (A LIMITED PARTNERSHIP))
                    STATEMENTS OF CHANGES IN EQUITY (DEFICIT)
           FOR THE PERIOD FROM DECEMBER 31, 1996 TO DECEMBER 31, 1998
           ----------------------------------------------------------



                                              COMMON STOCK                       LIMITED
                                      ------------------------------       PARTNERSHIP INTEREST
                                          SHARES          AMOUNT          UNITS           AMOUNT
                                      --------------  --------------  --------------  --------------

BALANCE, DECEMBER 31, 1996                  350,000   $          35           48.93   $     225,972

Issuance of common stock pursuant
 to private placement                       222,700         222,700               -               -

Issuance of limited partnership units             -               -          179.67         898,341

Issuance of common stock to employees     2,875,000       2,875,000               -               -

Write-off of deferred offering costs              -         (89,138)              -         (99,571)

Net loss 1997                                     -               -               -               -
                                      --------------  --------------  --------------  --------------

BALANCE, DECEMBER 31, 1997                3,447,700   $   3,008,597          228.60   $   1,024,742


Issuance of common stock pursuant
 to private placement                       588,937         588,937               -               -

Issuance of common stock
 in exchange for partnership units        1,344,804         964,478               -               -

Cancellation of partnership units                 -               -         (228.60)     (1,024,742)

Issuance of common stock to affiliate     1,800,000       3,240,000               -               -

Subscriptions received                            -               -               -               -

Write-off of deferred offering costs              -        (230,467)              -               -

Net loss 1998                                     -               -               -               -
                                      --------------  --------------  --------------  --------------

BALANCE, DECEMBER 31, 1998                7,181,441   $   7,571,545               -   $           -
--------------------------            ==============  ==============  ==============  ==============


(CONTINUED)

                                       CORPORATION     PARTNERSHIP
                                        ACCUMULATED    ACCUMULATED    SUBSCRIPTION
                                          DEFICIT        DEFICIT        RECEIVABLE         TOTAL
                                      --------------  --------------  --------------  --------------
BALANCE, DECEMBER 31, 1996            $     (53,289)  $     (24,188)  $         (35)  $     148,495

Issuance of common stock pursuant
 to private placement                             -               -               -         222,700

Issuance of limited partnership units             -               -               -         898,341

Issuance of common stock to employees             -               -            (288)      2,874,712

Write-off of deferred offering costs              -               -               -        (188,709)

Net loss 1997                            (3,546,332)        (36,076)              -      (3,582,408)
                                      --------------  --------------  --------------  --------------

BALANCE, DECEMBER 31, 1997            $  (3,599,621)  $     (60,264)           (323)  $     373,131


Issuance of common stock pursuant
 to private placement                             -               -               -         588,937

Issuance of common stock
 in exchange for partnership units                -               -               -         964,478

Cancellation of partnership units                 -          60,264               -        (964,478)

Issuance of common stock to affiliate             -               -            (180)      3,239,820

Subscriptions received                            -               -             323             323

Write-off of deferred offering costs              -               -               -        (230,467)

Net loss 1998                            (4,153,625)              -               -      (4,153,625)
                                      --------------  --------------  --------------  --------------
BALANCE, DECEMBER 31, 1998            $  (7,753,246)  $           -            (180)  $    (181,881)
--------------------------            ==============  ==============  ==============  ==============

                See accompanying notes to financial statements.

                       ALPINE PICTURES INTERNATIONAL, INC.
                  (FORMERLY ALPINE PICTURES INTERNATIONAL, INC.
                     AND AFFILIATE (A LIMITED PARTNERSHIP))
                            STATEMENTS OF CASH FLOWS
                        AS OF DECEMBER 31, 1998 AND 1997
                        --------------------------------

                                                                       1997
                                                       1998          Combined
                                                  --------------  --------------
Cash flows from operating activities:
 Net loss                                         $  (4,153,625)  $  (3,582,408)
                                                  --------------  --------------
 Adjustments to reconcile net loss to net
  cash used in operating activities:
   Depreciation                                           2,264           1,798
   Compensation expense on capital
    stock issuances                                   3,239,820       2,874,712
 Changes in operating assets and liabilities:
  (Increase) decrease in:
   Prepaid taxes                                              -            (800)
  Increase (decrease)in:
   Bank overdraft                                        (6,518)          6,518
   Accounts payable and accrued expenses                   (985)         33,371
   Other liabilities                                     (8,591)          8,591
   Distributor deposits                                  14,676           2,006
                                                  --------------  --------------
   Total adjustments                                  3,240,666       2,926,196
                                                  --------------  --------------

    Net cash used in operating activities              (912,959)       (656,212)
                                                  --------------  --------------

Cash flows from investing activities:
  Employee advances                                         440          (1,959)
  Due from non-combined affiliates                      275,715        (253,348)
  Purchase of property and equipment                     (5,573)         (9,326)
                                                  --------------  --------------

    Net cash provided by (used in)
     investing activities                               270,582        (264,633)
                                                  --------------  --------------

Cash flows from financing activities:
  Proceeds from the issuance of common stock            424,008         133,562
  Proceeds from the issuance of limited
    partnership units                                         -         798,770
  Due to affiliate                                      243,556               -
  Deferred offering costs                               (23,100)        (60,798)
                                                  --------------  --------------
Net cash provided by financing activities               644,464         871,534
                                                  --------------  --------------

Net increase (decrease) in cash                           2,087         (49,311)
Cash and cash equivalents-beginning                           -          49,311
                                                  --------------  --------------

CASH AND CASH EQUIVALENTS-ENDING                  $       2,087   $           -
--------------------------------                  ==============  ==============

                See accompanying notes to financial statements.

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
---------------------------------------------------------

         During 1997 and 1998 2,875,000 and 1,800,000 shares, respectively of common stock were issued to certain directors, officers, and affiliates of the Company, which in turn were recorded as subscriptions receivable at December 31, 1997 and 1998, and paid in the following year. Non-cash compensation expense was recognized pursuant to SFAS 123. (See Note 3)

         During 1998, the Corporation issued 1,344,804 shares of common stock in exchange for the partnership units pursuant to the merger (See Note 5).




                See accompanying notes to financial statements.

                       ALPINE PICTURES INTERNATIONAL, INC.
                  (FORMERLY ALPINE PICTURES INTERNATIONAL, INC.
                     AND AFFILIATE (A LIMITED PARTNERSHIP))
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1997
                        --------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

         (A) Description of Business
         ---------------------------

         Alpine Pictures International, Inc. (the "Corporation") is a California corporation formed in August 1996 and engaged in the business of distributing, marketing, licensing, and selling motion pictures in all markets, including domestic and international theatrical exhibition, home video, network television, cable television, pay per view cable television, non-theatrical exhibitors such as airlines, schools, hospitals, libraries, hotels, syndicated television and related markets. The Corporation may also have the right to license the ancillary rights for motion pictures for which it enters into distribution agreements, including soundtrack music and merchandising items. The Corporation enters into distribution agreements with affiliated and unaffiliated motion picture producers. The distribution agreements generally provide for the Corporation to be allocated a percentage of gross revenues from the motion pictures which it licenses and distributes, as well as to be repaid advances, if any, which it makes to producers and to be reimbursed its distribution and film rework expenses. (See Note 8). Alpine Releasing Partners I, L.P., the Corporation's controlled affiliate, was a California Limited Partnership (the "Partnership") formed in July 1996 to finance the acquisition and distribution of certain feature length motion pictures principally in conjunction with the Corporation who was the general partner. The partnership was merged into the Corporation in February 1998. (See Note 5).

         The combined entities are hereafter referred to as the "Company."

         In February 1999, the Company was acquired by Alpine Entertainment, Inc. ("AEInc.") in a transaction accounted for as a recapitalization of the Company. (See Note 12)

         (B) PRINCIPLES OF COMBINATION
         -----------------------------

         The combined financial statements as of December 31, 1997 included the accounts of the Corporation and its controlled affiliate, Alpine Releasing Partners I, L.P. All significant intercompany balances and transactions were eliminated in combination.

         (C) USE OF ESTIMATES
         --------------------

         In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

                       ALPINE PICTURES INTERNATIONAL, INC.
                  (FORMERLY ALPINE PICTURES INTERNATIONAL, INC.
                     AND AFFILIATE (A LIMITED PARTNERSHIP))
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1997
                        --------------------------------

         (D) CASH AND CASH EQUIVALENTS
         -----------------------------

         For purpose of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at time of purchase to be cash equivalents.

         (E) PROPERTY AND EQUIPMENT
         --------------------------

         Property and equipment are stated at cost, less accumulated depreciation. Expenditures from maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life's of the assets as follows:

                  Equipment                   5 years
                  Furniture and fixtures      7 years

         (F) DEFERRED OFFERING COSTS
         ---------------------------

         Direct offering cost of equity offerings are deferred and charged to equity as proceeds are received. Deferred offering costs at December 31, 1998 relate to the Form SB-2 offering (See Note 12(B)) while deferred offering costs at December 31, 1997 related to the private placement and were fully charged to equity in 1998 (See Note 6).

         (G) INCOME TAXES
         ----------------

         The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("Statement No.109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those measured using enacted tax rates expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates in recognized is income in the period that includes the enactment date.

         (H) REVENUE RECOGNITION
         -----------------------

         The Company recognizes revenue in accordance with Statement of Financial Standards No. 53, "Financial Reporting by Producers and Distributors of Motion Picture Films" ("SFAS 53"). Under SFAS 53, a producer or distributor recognizes revenue when the license fee is known, the film costs have been reasonably determined, the film has been shipped and accepted by the sub-licensee distributor and is available for showing, and collectability of the full license fee is assured. Based on Company experience, collectability of the full license fee is assured only upon cash receipt from the sub-licensee distributor. Therefore, under the Company's flat fee type contracts, revenue is recognized upon receipt of final payment from and the shipment to and acceptance by the sub-licensee distributor. Under revenue sharing type contracts, revenue is recognized as payments are received from the sub-licensee distributor. Initial deposits on sub-licensee distributor contracts are recorded as distributor deposits and recognized when the final payment is received and the film is shipped to and accepted by the sub-licensee distributor.

                       ALPINE PICTURES INTERNATIONAL, INC.
                  (FORMERLY ALPINE PICTURES INTERNATIONAL, INC.
                     AND AFFILIATE (A LIMITED PARTNERSHIP))
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1997
                        --------------------------------


         (I) DIRECT FILM MARKETING, ADVERTISING, DISTRIBUTION AND REWORK EXPENSE
         -----------------------------------------------------------------------

         The Company incurs certain film pre-release and post-release marketing and advertising expenses, distribution expense, and film rework expenses such as adding subtitles or dubbing, or other editing required to prepare the films for distribution in foreign geographic markets. The Company considers such expenses to be period costs and accordingly expenses them in the period incurred. Contractual terms with each film producer allow the Company to recoup its marketing, advertising, distribution and rework costs, subject to limitations as defined in each contract, from future revenues generated from the film. Such recovered amounts, when received, are recorded as an offset against the current film marketing, advertising and rework expense.

         (J) CONCENTRATIONS
         ------------------

         There were no financial instruments which potentially subject the Company to significant concentration of credit risk at December 31, 1998 and 1997.

         The following is an approximate summary of the percentage of film sales by geographic region.


                                 1998          1997
                                 ----          ----

       Italy                      25%           45%
       Latin America              20%            -
       Germany                    12%           19%
       Philippines                10%            -
       England                     8%            -
       Argentina                   7%            -
       France                      6%            -
       Indonesia                   -             8%
       Poland                      -             7%
       Thailand                    5%            2%
       Taiwan                      4%            -
       Peru                        -             1%
       Russia                      3%           18%
                                 ----          ----
                                 100%          100%
                                 ====          ====

         (K) PER SHARE DATA
         ------------------

         Net loss per common share for the year ended December 31, 1998 and 1997 is required to be computed by dividing net loss by the weighted average common shares outstanding during the year as defined by Financial Accounting Standards, No. 128, "Earnings per Share". However, the weighted average shares have been retroactively restated to reflect a nominal issuance of 1,800,000 shares on December 31, 1998 as if the issuance occurred on January 1, 1997 pursuant to SAB Topic 4-D and to reflect only the majority shareholders outstanding common stock pursuant to the reorganization. (See Note 12)

                       ALPINE PICTURES INTERNATIONAL, INC.
                  (FORMERLY ALPINE PICTURES INTERNATIONAL, INC.
                     AND AFFILIATE (A LIMITED PARTNERSHIP))
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1997
                        --------------------------------


         (L) RECLASSIFICATIONS
         ---------------------

         Certain amounts in 1997 financial statements have been reclassified to conform to the 1998 presentation.

NOTE 2 - PROPERTY AND EQUIPMENT
-------------------------------

         Property and equipment at December 31, 1998 and 1997 consists of the following:

                                               1998            1997
                                          --------------  --------------

         Equipment                        $      10,522   $       8,142
         Furniture and fixtures                   4,377           1,184
                                          --------------  --------------
                                                 14,899           9,326
         Less accumulated depreciation           (4,062)         (1,798)
                                          --------------  --------------
                                          $      10,837   $       7,528
                                          ==============  ==============

NOTE 3 - EQUITY
---------------

         In July 1997 the Corporation amended its articles of incorporation to increase the authorized no par value common stock to 20,000,000 from 10,000,000 and to authorize 2,000,000 shares of no par value preferred stock.

         The Board of Directors of the Corporation may designate different series of preferred stock and may fix the authorized number of shares for each series. The holders of each series of preferred stock shall have such rights, preferences and privileges as may be determined by the Board of Directors prior to the issuance of such shares.

         As of December 31, 1998 and 1997, there were no preferred shares issued or outstanding.

         During 1997, the Company issued 2,875,000 common shares to officers and employees for prior services rendered. The employees and officers paid $288 for the shares and the Company recognized $2,874,712 in compensation expense, based upon the then recent $1.00 cash offering price, pursuant to SFAS 123.

         During 1998, the Company issued 1,800,000 common shares to an affiliate for a $180 subscription receivable. The Company recognized $3,239,820 compensation expense based upon the proposed $6.00 public offering price as effected by a proposed three-for-ten reverse stock split on the issued and outstanding shares. The resulting valuation price is $1.80 per share.

NOTE 4 - PARTNERSHIP AGREEMENT
------------------------------

         In 1996, a limited partnership was formed known as Alpine Releasing Partners I, L.P. (see Note 6). Alpine Pictures International, Inc. was named as general partner. Under the terms of the partnership agreement,
         (a) the partnership shall continue for ten (10) years unless terminated sooner by the partners, (b) in general, income and loss shall be allocated annually to the general partner 1% and limited partners 99%. In February 1998 Alpine Releasing Partners I, L.P. was merged into Alpine Pictures International, Inc. (See Note 5)

                       ALPINE PICTURES INTERNATIONAL, INC.
                  (FORMERLY ALPINE PICTURES INTERNATIONAL, INC.
                     AND AFFILIATE (A LIMITED PARTNERSHIP))
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1997
                        --------------------------------


NOTE 5 - MERGER OF ALPINE PICTURES INTERNATIONAL, INC. AND ALPINE RELEASING PARTNERS I, L.P.
--------------------------------------------------------------------------------

         On December 17, 1997, the Corporation entered into an Agreement of Merger (the "Agreement") to merge the Partnership into the Corporation with the Corporation as the surviving entity. Under the terms of the Agreement, the effective date of the merger was February 15, 1998, and the Corporation issued one share of its common stock for each $0.85 of limited partnership interest resulting in a total issuance by the Company of 1,344,804 shares of its common stock to the limited partners.

NOTE 6 - PRIVATE PLACEMENTS
---------------------------

         In July 1997 the Corporation issued a Private Placement Memorandum (the "Placement") pursuant to the Securities and Exchange Commission Regulation CE Section 3(b), Rule 1001, of the Securities Act of 1933, as amended, and under Section 25102(n) of the California corporations code to offer 980,000 shares of its common stock, no par value, with an option to increase the offering by up to an additional 120,000 shares for a maximum offering of 1,100,000 shares. Under terms of the Placement, the shares were offered on a "best efforts" basis at $1.00 per share in minimum units of 20,000 shares with no minimum capitalization required by the Corporation.
         Under the Placement, which terminated in 1998, the Corporation issued 811,637 shares of common stock during 1998 and 1997 with gross proceeds to the Corporation of $811,637 and offering expenses of $319,605 of which $230,467 and $89,138 were charged against equity in 1998 and 1997, respectively.

         In July 1996, the Partnership issued a Private Placement Memorandum (the "Placement") under Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended, and under Section 25102(n) of the California Corporations Code to offer, on a "best efforts" basis, 200 limited partnership units at a subscription price of $5,000 per unit. Under terms of the Placement, the minimum investment was 5 units or $25,000 and no minimum capitalization was required. Additionally, the general partner was required to make a capital contribution equal to 1% of aggregate partnership capital at the termination of the offering. Under the Placement, the Partnership raised approximately $898,341 in 1997, and the placement was terminated in June 1997. Offering costs of the placement aggregated $118,267 of which $99,571 were charged against equity in 1997.

                       ALPINE PICTURES INTERNATIONAL, INC.
                  (FORMERLY ALPINE PICTURES INTERNATIONAL, INC.
                     AND AFFILIATE (A LIMITED PARTNERSHIP))
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1997
                        --------------------------------


NOTE 7 - INCOME TAXES
---------------------

         There was no current income tax expense or benefit in 1998 and 1997 due to the Company's net losses.

         The tax effects of temporary differences that give rise to significant portions of deferred tax assets at December 31, are as follows:

                                                        1998           1997
                                                        ----           ----

          Deferred tax assets:
            Net operating loss carryforward       $     513,000         246,000
            Stock based compensation                  2,078,941         977,402
                                                  --------------  --------------
          Total gross deferred tax assets             2,591,941       1,223,402

          Less valuation allowance                   (2,591,941)     (1,223,402)
                                                  --------------  --------------

          Net deferred tax assets                 $           -   $           -
                                                  ==============  ==============

         At December 31, 1998, the Company had net operating loss carryforwards of approximately $2,232,300 for income tax purposes, available to offset future taxable income expiring on various dates through 2016.

         The valuation allowance for deferred tax assets as of January 1, 1998 was approximately $1,223,400. The net change in the total valuation allowance for the year ended December 31, 1998 was an increase of approximately $1,368,600.

NOTE 8 - OPERATING AGREEMENTS
-----------------------------

         (A) AGREEMENTS WITH PRODUCERS/OWNERS
         ------------------------------------

         As part of its primary operations, the Company enters into agreements with various producers/owners (the "owner") of feature films (the "film") to act as distributor agent of the owner for the sales, collections and servicing of the film in specified media and geographic territories, for a stipulated term. Under the agreements, various provisions exist for extension and/or cancellation of the contracts, limited reworking of the film to meet local country requirements, and sublicensing of distribution by the Company. The Company generally retains a percentage fee based on gross receipts from film sales, as defined in the agreements, and is allowed reimbursement of out-of-pocket sales, marketing, distribution, servicing, rework, technical materials, and other customary expenses incurred up to a stipulated cap from the remaining gross receipts. The balance after the Company's fee and out-of-pocket expenses is payable to the owner. Under certain agreements the owner is paid a stipulated percentage out of gross receipts prior to any fee and/or expense distributions to the Company.

         (B) LICENSING AGREEMENTS WITH DISTRIBUTORS
         ------------------------------------------

         The Company enters into licensing agreements with sub-distributors for distribution of films for which the Company is the agent of producers/owners, as discussed above. The agreements generally stipulate a fixed fee and less commonly, royalty fees or a combination thereof allowing the sub-distributor to distribute certain films within a specified territory. The Company generally obtains a non-refundable deposit from distributors which is recorded as a deposit liability until the film is delivered to and balance received from the distributor, or the agreement is canceled.

                       ALPINE PICTURES INTERNATIONAL, INC.
                  (FORMERLY ALPINE PICTURES INTERNATIONAL, INC.
                     AND AFFILIATE (A LIMITED PARTNERSHIP))
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1997
                        --------------------------------


         (C) CONSULTING AGREEMENT
         ------------------------

         In August 1998 the Company entered into an agreement (the "Agreement") with a firm whereby the firm will provide certain stipulated services relating to positioning the Company to enter the public capital markets. (See Note 12(B))

         The firm is to provide a holding company to which the firm will retain 250,000 common shares and warrants to purchase an additional 250,000 common shares at a price of $1.00 per share. In addition, the Company will pay the firm $100,000 for its services and the services of its affiliates. As of December 31, 1998, the Company paid $60,000 which is included in the statement of operations as professional fees.
         (See Note 12(A))

NOTE 9 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

         The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (Year 2000) approaches. The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

         The Company uses a standard off the shelf accounting software package for all of its accounting requirements. Management has contacted the software vendor and confirmed that the accounting software is Year 2000 compliant. Management has also verified that critical vendors' systems will be Year 2000 compliant. Costs of investigating Year 2000 compliance issues have not been material to date. As a result, management believes that the effect of investigating and resolving Year 2000 compliance issues will not have a material effect on the Company's future financial position or results of operations.

NOTE 10 - RELATED PARTY TRANSACTIONS
------------------------------------

         During 1998 and 1997 investor lead lists were purchased from a non-combined affiliate, First National Information Network, Inc. (FNIN) for an aggregate amount of $163,457.

         Such investor lists were used in marketing campaigns to sell shares of common stock under the private placements (See Note 6). Accordingly, $118,604 and $44,853 were charged against equity in 1998 and 1997, respectively. The Company also periodically advances funds to FNIN. The net effect of amounts due to FNIN for investors lead list purchases and advances due from FNIN totaled $76,000 and $91,000 at December 31, 1998 and 1997, respectively, and are reflected as due from non-combined affiliates in current assets and due from non-combined affiliate-long term at those dates, respectively. The amount of $76,000 was repaid in January 1999.

                       ALPINE PICTURES INTERNATIONAL, INC.
                  (FORMERLY ALPINE PICTURES INTERNATIONAL, INC.
                     AND AFFILIATE (A LIMITED PARTNERSHIP))
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1997
                        --------------------------------


         During 1998 the Company issued 1,800,000 shares of common stock to its affiliate, Alpine Pictures, Inc. During 1997, 2,875,000 shares of common stock were issued to key officers and employees.

         The Company's affiliate, Alpine Pictures, Inc. borrows funds from, or lends funds to, and pays certain shared office expenses of the Company. The net effect of these transactions resulted in a due to affiliate of $243,556 at December 31, 1998 and a due from non-combined affiliates of $260,715 at December 31, 1997.

         The Company periodically enters into distribution agreements with its non-combined affiliate, Alpine Pictures, Inc. to distribute films produced by such affiliate.

NOTE 11 - GOING CONCERN
-----------------------

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $4,153,625 during the year ended December 31, 1998, had a negative cash flow from operating activities of $912,959 and has an accumulated deficit of $7,753,246 at December 31, 1998. These conditions raise substantial doubt about the Company's ability to continue as a going concern and if substantial additional funding is not acquired or alternative sources developed to meet the Company's working capital needs, management will be required to curtail its operations.

         The Company's current parent, AEInc., intends to raise between $1.5 million (minimum) and $7.5 million (maximum) in an initial public offering during 1999. (See Note 12(B)) Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

NOTE 12 - SUBSEQUENT EVENTS
---------------------------

         (A) AGREEMENT AND PLAN OF REORGANIZATION
         ----------------------------------------

         Under an agreement dated February 9, 1999, effective February 10, 1999, Alpine Entertainment, Inc., ("AEInc.") a new corporation formed on November 5, 1998 under the laws of Delaware, acquired 69.9% of the issued and outstanding shares of common stock of the Company from consenting stockholders in exchange for common stock of AEInc.

         Under the terms of the agreement, the Company's shares were exchanged at a ratio of one share of AEInc. for every share of the Company. As a result of the exchange, the Company became a majority owned subsidiary of AEInc., and the consenting stockholders of the Company became stockholders of approximately 96% of AEInc.

         Generally Accepted Accounting Principles require that the Company whose shareholders retain a majority interest in a combined business be treated as the acquirer for accounting purposes. As a result, the acquisition will be treated as an acquisition of AEInc. by the Company, and a recapitalization of the Company.

                       ALPINE PICTURES INTERNATIONAL, INC.
                  (FORMERLY ALPINE PICTURES INTERNATIONAL, INC.
                     AND AFFILIATE (A LIMITED PARTNERSHIP))
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1997
                        --------------------------------

         The Company's financial statements immediately following the acquisition will be as follows: (1) The Balance Sheet will consist of the Company's net assets at historical cost and AEInc.'s net assets at historical cost, (2) the non-consenting stockholders will be treated in the consolidated financial statements as minority stockholders of Alpine Pictures International, Inc., the legal subsidiary, and (3) the Statement of Operations will include the Company's operations for the period presented and AEInc.'s operations from the date of acquisition.

         (B) LETTER OF INTENT FOR PUBLIC OFFERING
         ----------------------------------------

         In May 1999, the Company's parent at that time, AEInc. executed a letter of intent (the "Letter") with an investment banking firm whereby the investment banking firm will make a best efforts underwritten public offering (the "offering") of units of common stock and warrants of AEInc. aggregating between $1.5 million (minimum) and $7.5 million (maximum). Under the Letter, AEInc. is committed to pay the investment banking firm $5000 per month, and certain offering expenses incurred by the investment banking firm, up to $85,000, are reimbursable by the Company whether or not the offering is consummated.

         (C) CONVERTIBLE PROMISSORY NOTES
         --------------------------------

         On August 6, 1999, the Company issued to its affiliate, Alpine Pictures, Inc., a non-interest bearing convertible promissory note (the "Note") for $2,052,000 due December 31, 2001. The principal amount to be repaid will be based on the total of periodic amounts drawn from the note, which was $1,200,000 at August 6, 1999. Pursuant to the note, an additional $85,200 per week is to be funded beginning August 13, 1999 through October 15, 1999. All amounts were funded by October 15, 1999. The note is convertible immediately in part or in whole, to the common stock of Alpine Entertainment, Inc. at a price of $0.90 per share or a total of 2,280,000 shares for the $2,052,000. In addition, Alpine Pictures, Inc. may use or assign the note in part or in full to pay a dividend to its shareholders or satisfy Alpine Pictures, Inc.'s creditors. The note contains a beneficial conversion feature whereby the intrinsic value is computed at the IPO price of $6.00 less the $0.90 conversion price of the debt or $5.10 per share. The Company recognized non-cash interest expense in the aggregate of $11,628,000, on the funding dates.

         No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by Alpine or by any of the underwriters.

         Neither the delivery of this prospectus nor any sale made hereunder will under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, will under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus

         250,000 Units Minimum Offering date of the Prospectus.

         1,250,000 Units Maximum Offering convertible promissory note interests up to the amount of $2,052,000 to be distributed by the holder thereof; and 7,600,000 shares of common stock issuable upon conversion of the promissory notes


  TABLE OF CONTENTS
                                                         Page
  Prospectus Summary
  Risk Factors
  Available Information
  The Company
  Use of Proceeds
  Dilution
  Dividend Policy
  Business
  Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations
  Management
  Security Ownership of Certain Beneficial
       Owners and Management
  Related Transactions
Selling Security holder
                                   PROSPECTUS
Concurrent Distribution by Selling Security holder
  Underwriting
  Description of Securities
  Legal Proceedings
  Legal Matters                                          September ___, 1999
  Experts
  Financial Statements

         Until ________ all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Alpine is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Our Certificate of Incorporation, as amended, and By-laws provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director

         For any breach of the director's duty of loyalty to the corporation or its stockholders; For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; Under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware; or For any transaction from which the director derived an improper personal benefit.

         Our Certificate of Incorporation, as amended, contains such a provision.

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING ALPINE PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

      Filing Fee - Securities and Exchange Commission             $     2,800
      Fees and Expenses of Accountants                                 40,000
      Fees and Expenses of legal counsel                              100,000
      Printing and Engraving Expenses                                  10,000
      Miscellaneous Expenses                                            3,700

                    Total                                         $   160,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         As listed below, Alpine issued shares of its Common Stock par value $.0001 per share to the following individuals or entities for the consideration as listed in cash or services. All sales made within the United States or to United States citizens or residents, were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

  Date         Shareholder                     Number of           Consideration
                                                Shares
12/1/98      TPG Capital Corporation            37,500             $    50.00
12/1/98      Brokerlink Capital, Research
             and Communication                  37,500             $    50.00
2/10/99      Rene Torres                       105,000             $    35.00*
2/10/99      Ryan Carroll                      232,500             $    77.50*
2/10/99      Roland Carroll                    232,500             $    77.50*
2/10/99      Tom Hamilton                      105,000             $    35.00*
2/10/99      Greg Cozine                       105,000             $    35.00*
2/10/99      Paul Miller                       105,000             $    35.00*
2/10/99      Linda McArthur                     45,000             $    15.00*
2/10/99      Phil Hammond                        7,500             $     2.50*
2/10/99      Neil Kaufman                        7,500             $     2.50*
2/10/99      Barnard Natalino                    7,500             $     2.50*
2/10/99      Jack Larson                         7,500             $     2.50*
2/10/99      Jack Phelan                         7,500             $     2.50*
2/10/99      Alpine Pictures, Inc.             540,000             $   180.00*


* These shares were originally purchased from Alpine Pictures International, Inc. and exchanged for shares of Alpine Entertainment, Inc. on February 10, 1999 at a share exchange ratio of one-for-one.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a)     Exhibits

  1.1             Underwriting Agreement
  1.2             Investment Banking Agreement

  2.1*            Plan of Regorganization

  3.1**           Certificate of Incorporation
  3.2**           By-Laws of Alpine

  4.1             Form of Common Stock Certificate
  4.2             Convertible Promissory Notes

  5.1             Opinion of Davidson Casale Nojima, LLP

  10.1            Sample Sales Agency Agreement
  10.2            Sample International Distribution Agreement
  10.3            Lease Agreement with Alpine Pictures Inc.
  10.4            Lease Agreement with RP Holdings, Inc.
  10.5            Form of Escrow Agreement

  21.1*           Subsidiaries of Alpine
  24.1            Consent of Weinberg & Company, certified public accountants
  24.2            Consent of Davidson Casale Nojima, LLP (included in Exhibit 5)

  27.1*           Financial Data Schedule
  -----

   *      To be filed by Amendment.
   **     Previously filed

  (b) The following financial statement schedules are included in this Registration Statement.

          None.

ITEM 28. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information explained in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes that:

         (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective.

         (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, Alpine Entertainment, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, California on the 12th day of October, 2000.

                              ALPINE ENTERTAINMENT, INC.


                            By: /s/ Roland Carroll
                                ------------------
                                President


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

  Signature                           Title                       Date

  /s/ Ryan Carroll            Chief Executive Officer        October 13, 2000
  -----------------------
  Ryan Carroll                Director

  /s/ Roland Carroll          President                      October 13, 2000
  -----------------------     Director
  Roland Carroll

  /s/ Greg Cozine             Director                       October 13, 2000
  -----------------------     Vice President, Director
  Greg Cozine